 Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

TAILWIND ACQUISITION CORP.,

COMPASS MERGER SUB, INC.,

QOMPLX, INC.

AND

RATIONEM, LLC,

IN ITS CAPACITY AS THE COMPANY STOCKHOLDER REPRESENTATIVE

DATED AS OF MARCH 1, 2021

TABLE OF CONTENTS

i

ii

ANNEXES AND EXHIBITS

Annex A-1	Other PIPE Investors
Annex A-2	Bridge Investors
Annex B	Supporting Company Stockholders

Exhibit A-1	Form of Cannae PIPE Subscription Agreement
Exhibit A-2	Form of Other PIPE Subscription Agreement
Exhibit A-3	Form of Bridge Financing Agreement
Exhibit B	Form of Investor Rights Agreement
Exhibit C	Form of Transaction Support Agreement
Exhibit D	Form of Letter of Transmittal
Exhibit E	RPC Tyche Purchase Agreement
Exhibit F	Sentar Purchase Agreement
Exhibit G	Form of Post-Closing Tailwind Certificate of Incorporation
Exhibit H	Form of Post-Closing Tailwind Bylaws
Exhibit I	Form of Incentive Equity Plan

iii

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of March 1, 2021, is made by and among Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), QOMPLX, Inc., a Delaware corporation (the “Company”), and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the Company Stockholders as set forth herein (the “Company Stockholder Representative”). Tailwind, Merger Sub, the Company and the Company Stockholder Representative shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) Tailwind is a blank check company incorporated as a Delaware corporation on May 29, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a wholly-owned Subsidiary of Tailwind that was formed for purposes of consummating the transactions contemplated by this Agreement and the applicable Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of Tailwind, Tailwind is required to provide an opportunity for its stockholders to have their outstanding Tailwind Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Tailwind Stockholder Approval;

WHEREAS, as of the date of this Agreement, Tailwind Sponsor LLC, a Delaware limited liability company (the “Tailwind Sponsor”), owns 8,355,393 Tailwind Class B Shares;

WHEREAS, concurrently with the execution of this Agreement, the Tailwind Sponsor, Tailwind and the Company are entering into the sponsor letter agreement (the “Sponsor Letter Agreement”), pursuant to which the Tailwind Sponsor has agreed to (a) vote in favor of this Agreement and the transactions contemplated hereby (including the Merger), (b) waive, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Effective Time, any adjustment to the conversion ratio with respect to the Tailwind Class B Shares set forth in the Governing Documents of Tailwind or any other anti-dilution or similar protection with respect to the Tailwind Class B Shares (in each case, whether resulting from the transactions contemplated by the PIPE Subscription Agreements or otherwise), and (c) subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Effective Time, transfer, surrender and forfeit to Tailwind 835,539 Tailwind Class B Shares for no consideration, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement;

WHEREAS, on the Closing Date, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, the Company will be a wholly-owned Subsidiary of Tailwind, and each Company Share will be automatically converted as of the Effective Time into the right to receive a portion of the Adjusted Transaction Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, concurrently with the execution of this Agreement, Cannae Holdings, LLC, a Delaware limited liability company (the “Cannae PIPE Investor”), is entering into a subscription agreement, substantially in the form attached hereto as Exhibit A-1 (the “Cannae Subscription Agreement”), pursuant to which, among other things, the Cannae PIPE Investor has agreed to subscribe for and purchase on the Closing Date, and Tailwind has agreed to issue and sell to the Cannae PIPE Investor on the Closing Date, the number of Tailwind Shares set forth in the Cannae Subscription Agreement in exchange for a purchase price of $50,000,000 (the “Cannae PIPE Financing Amount”), on the terms and subject to the conditions set forth in the Cannae Subscription Agreement;

WHEREAS, concurrently with the execution of this Agreement, the investors set forth on Annex A-1 hereto (the “Other PIPE Investors”) are each entering into a subscription agreement, substantially in the form attached hereto as Exhibit A-2 (collectively, the “Other PIPE Subscription Agreements”), pursuant to which, among other things, each Other PIPE Investor has agreed to subscribe for and purchase on the Closing Date, and Tailwind has agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of Tailwind Shares set forth in the applicable Other PIPE Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all Other PIPE Subscription Agreements, collectively, the “Other PIPE Financing Amount”), in each case, on the terms and subject to the conditions set forth in the applicable Other PIPE Subscription Agreement;

WHEREAS, concurrently with the execution of this Agreement, the investors set forth on Annex A-2 hereto (the “Bridge Investors”) are each entering into a bridge financing agreement, substantially in the form attached hereto as Exhibit A-3 (collectively, the “Bridge Financing Agreement”), pursuant to which, among other things, (a) each Bridge Investor has agreed to purchase for cash from the Company on the date hereof a convertible promissory note issued by the Company in the principal amount set forth in the applicable Bridge Financing Agreement and (b) each Bridge Investor, the Company and Tailwind has agreed that subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Effective Time, Tailwind will assume the convertible promissory note issued by the Company under the applicable Bridge Financing Agreement and satisfy and discharge the principal amount and accrued and unpaid interest under the Bridge Financing Agreement as of such time (such principal amount, the “Bridge Financing Amount”, and such accrued and unpaid interest, “Bridge Financing Interest Amount”) by way of issuance of Tailwind Shares to each Bridge Investor, with the portion of the Tailwind Shares with a value (determined based on the Tailwind Share Value) equal to the Bridge Financing Amount being deemed to satisfy a portion of the amount that such Bridge Investor would have funded in respect of the PIPE Financing but for the funding of such amount under the Bridge Financing Agreement on the date hereof (i.e., in addition to, and not part of, the Adjusted Transaction Share Consideration) and the portion of the Tailwind Shares with a value (determined based on the Tailwind Share Value) equal to the Bridge Financing Interest Amount (i.e., such portion to be included in, and part of, the Adjusted Transaction Share Consideration in accordance with the definition thereof), in each case, on the terms and subject to the conditions set forth in the Bridge Financing Agreement and this Agreement;

WHEREAS, concurrently with the execution of this Agreement, each of Tailwind, the Tailwind Sponsor and the Company Stockholders set forth on Annex B hereto (the “Supporting Company Stockholders”) are entering into an investor rights agreement, substantially in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), pursuant to which, among other things, subject to, and conditioned upon the occurrence of, and effective as of, the Effective Time, each of the Tailwind Sponsor, the Supporting Company Stockholders and any Company Stockholders that become party to the Investor Rights Agreement in accordance with the terms hereof and thereof (a) has agreed and acknowledged that certain Tailwind Shares (including the Tailwind Shares issuable upon exercise of Rollover Options) held by the Company Stockholders party thereto or the Tailwind Sponsor immediately following the Effective Time shall, in each case, be subject to the lock-up provisions described in Section 7.9 of the Post-Closing Tailwind Bylaws and (b) will be granted certain registration rights with respect to their respective Tailwind Shares that are subject to the lock-up provisions described therein, in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, the board of directors of Tailwind (the “Tailwind Board”) has (a) determined that it is in the best interests of Tailwind and the stockholders of Tailwind, and declared it advisable, to enter into this Agreement, the Ancillary Documents to which Tailwind is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (b) approved this Agreement, the Ancillary Documents to which Tailwind is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (c) recommended, among other things, approval of this Agreement and the transactions contemplated by this Agreement (including the Merger) by the holders of Tailwind Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, Tailwind, as the sole stockholder of Merger Sub, will as promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, approve this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (b) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (c) recommended, among other things, the approval of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) by the holders of Company Shares entitled to vote thereon;

WHEREAS, as promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, each Supporting Company Stockholder will duly execute and deliver to Tailwind a transaction support agreement, substantially in the form attached hereto as Exhibit C (collectively, the “Transaction Support Agreements”), pursuant to which each such Supporting Company Stockholder will agree to, among other things, (a) support and vote in favor of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing and (c) the appointment of Rationem, LLC, a Delaware limited liability company, as the Company Stockholder Representative; and

WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder and (b) the Merger constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code (clauses (a) and (b), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article 1
CERTAIN DEFINITIONS

Section 1.1           Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“2019 Audited Financial Statements” has the meaning set forth in Section 3.4(a).

“2020 Unaudited Financial Statements” has the meaning set forth in Section 3.4(a).

“Additional Tailwind SEC Reports” has the meaning set forth in Section 4.7.

“Adjusted Equity Value” means (a) the Equity Value, plus (b) the Aggregate Vested Company Option Exercise Price, less (c) the Aggregate Bridge Financing Interest Amount.

“Adjusted Transaction Share Consideration” means an aggregate number of Tailwind Shares equal to (a) the Adjusted Equity Value, divided by (b) the Tailwind Share Value.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. The Parties acknowledge and agree that Sentar, RPC Tyche and their respective Affiliates shall not be deemed to be Affiliates of any Group Company as of the date hereof or at any other time prior to the Effective Time for purposes of this Agreement or any Ancillary Document.

“Aggregate Bridge Financing Amount” means the aggregate Bridge Financing Amount under the Bridge Financing Agreement.

“Aggregate Bridge Financing Interest Amount” means the aggregate Bridge Financing Interest Amount under the Bridge Financing Agreement.

“Aggregate Closing PIPE Proceeds” means the aggregate cash proceeds actually received (or deemed received) by the Tailwind Parties in respect of the PIPE Financing (whether prior to or on the Closing Date). For the avoidance of doubt, any cash proceeds received (or deemed received) by Tailwind or any of its Affiliates in respect of any amounts funded under a PIPE Subscription Agreement prior to the Closing Date shall constitute, and be taken into account for purposes of determining, the Aggregate Closing PIPE Proceeds (without, for the avoidance of doubt, giving effect to, or otherwise taking into account the use of any such proceeds).

“Aggregate Pipeline Acquisitions Cash Consideration” means the sum of (a) the aggregate cash purchase price paid or payable by or on behalf of the Group Companies in connection with the transactions contemplated by the RPC Tyche Purchase Agreement (including, for the avoidance of doubt, (i) any transaction expenses, change of control, retention, transaction or similar bonuses or payments, debt or debt-like items or any other payments, liabilities or amounts of RPC Tyche, any of its Affiliates or any of their respective equityholders paid or payable by or on behalf of the Group Companies in connection with the closing of such transaction and (ii) any escrow amounts, purchase price holdbacks, equityholder representative expense amounts or other similar amounts), and (b) the aggregate cash purchase price paid or payable by or on behalf of the Group Companies in connection with the transactions contemplated by the Sentar Purchase Agreement (including, for the avoidance of doubt, (i) any transaction expenses, change of control, retention, transaction or similar bonuses or payments, debt or debt-like items or any other payments, liabilities or amounts of Sentar, any of its Affiliates or any of their respective affiliates paid or payable by or on behalf of the Group Companies in connection with the closing of such transaction and (ii) any escrow amounts, purchase price holdbacks, equityholder representative expense amounts or other similar amounts). Notwithstanding the foregoing or anything to the contrary herein, in no event shall the Aggregate Pipeline Acquisitions Cash Consideration (A) include the amount of any cash “earn-out” or other contingent purchase price or indemnification obligations potentially payable by or on behalf of the Group Companies pursuant to any Pipeline Purchase Agreement or (B) exceed the Aggregate Pipeline Acquisitions Cash Purchase Price Cap.

“Aggregate Pipeline Acquisitions Cash Purchase Price Cap” means $200,000,000.

“Aggregate Transaction Proceeds” means an amount equal to (a) the sum of (i) the aggregate cash proceeds available for release to any Tailwind Party (or any designees thereof) from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to the Tailwind Stockholder Redemption), (ii) the Aggregate Closing PIPE Proceeds and (iii) the Aggregate Bridge Financing Amount, minus (b) the Aggregate Pipeline Acquisitions Cash Consideration in an amount up to the Aggregate Pipeline Acquisitions Cash Purchase Price Cap.

“Aggregate Vested Company Option Exercise Price” means the aggregate exercise price that would be paid to the Company in respect of all Vested Company Options as of immediately prior to the Effective Time, if all such Vested Company Options were exercised in full immediately prior to the Effective Time (without giving effect to any “net” exercise or similar concept).

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“AICPA” means the American Institute of Certified Public Accountants.

“Allocation Schedule” has the meaning set forth in Section 2.3(b).

“Ancillary Documents” means the Investor Rights Agreement, Sponsor Letter Agreement, the PIPE Subscription Agreements, the Bridge Financing Agreement, the Transaction Support Agreements, the Letters of Transmittal and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other anti-bribery or anti-corruption Laws or Orders related to combatting bribery, corruption and money laundering.

“Bridge Financing Agreement” has the meaning set forth in the recitals to this Agreement.

“Bridge Financing Amount” has the meaning set forth in the recitals to this Agreement.

“Bridge Financing Interest Amount” has the meaning set forth in the recitals to this Agreement.

“Bridge Investor” has the meaning set forth in the recitals to this Agreement.

“Business” means the business of, directly or indirectly, developing, operating or providing enterprise operating systems or other platforms for use in Data analytics or integration, business modeling or decision making, cyber-security, risk management, the insurance related decision making and risk management (including automated underwriting, insurance modeling and insurance-related Data management), the financial services industry or the public sector or any activities, services or products incidental or attendant thereto.

“Business Combination Proposal” has the meaning set forth in Section 5.8.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Los Angeles, California are open for the general transaction of business.

“Cannae Designee” has the meaning set forth in Section 5.16(d).

“Cannae PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“Cannae PIPE Investor” has the meaning set forth in the recitals to this Agreement.

“Cannae Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“CBA” means any collective bargaining agreement or similar Contract with any labor union, labor organization, or works council.

“Certificate of Merger” has the meaning set forth in Section 2.1(b).

“Certificates” has the meaning set forth in Section 2.1(g).

“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person as a result of, or in connection with, this Agreement, any Ancillary Document, any Pipeline Purchase Agreement or the transactions contemplated hereby or thereby, including, for the avoidance of doubt, any “double trigger” bonus, payment or amount that may become payable when combined with or followed by one or more additional facts, matters or events, or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, or any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, on or after the Closing Date or in connection with or otherwise related to this Agreement, any Ancillary Document, any Pipeline Purchase Agreement or the transactions contemplated hereby or thereby).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

“Code” means the U.S. Internal Revenue Code of 1986.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means (a) any direct or indirect acquisition, in one or a series of transactions, (i) of or with the Company or any of its controlled Affiliates or (ii) of all or a material portion of assets, Equity Securities or businesses of the Company or any of its controlled Affiliates (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents, the Pipeline Purchase Agreements or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Board Recommendation” has the meaning set forth in Section 5.13.

“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company.

“Company CEO Designee” has the meaning set forth Section 5.16(c).

“Company Closing Financial Statements” has the meaning set forth in Section 3.4(b).

“Company Common Shares” means shares of common stock, par value $0.0001 per share, of the Company designated as “Common Stock” pursuant to the Company Certificate of Incorporation.

“Company D&O Persons” has the meaning set forth in Section 5.15(a).

“Company Designee” has the meaning set forth in Section 5.16(b).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Tailwind by the Company on the date of this Agreement.

“Company Equity Award” means, as of any determination time, each Company Option and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plan” means the Fractal Industries Inc. 2015 Equity Incentive Plan and each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Equityholders” means, collectively, the Company Stockholders and the holders of Company Equity Awards as of any determination time prior to the Effective Time.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable (and not otherwise expressly allocated to a Tailwind Party pursuant to the terms this Agreement or any Ancillary Document) by any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1a) and Section 3.1b) (Organization and Qualification), Sections 3.2a) through (d) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8(a) and Section 3.8(b)(iii) (Absence of Changes) and Section 3.17 (Brokers).

“Company IT Systems” means all Company Products, computer systems, Software and hardware, communication systems, servers, network equipment and databases (including that are used to Process Data), information, and functions contained therein or transmitted thereby, and related documentation, including any outsourced systems and processes, in each case, relied on, owned, licensed or leased by a Group Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company.

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, properties, conditions (financial or otherwise) or results of operations of the Group Companies, taken as a whole, or (b) the ability of the Company to consummate the Merger in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement to the extent resulting from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Option” means, as of any determination time, each option to purchase Company Common Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned by the Group Companies.

“Company Preferred Shares” means, collectively, (a) Company Series A-1A Preferred Shares, (b) Company Series A-1B Preferred Shares, (c) Company Series A-2 Preferred Shares, (d) Company Series A-3 Preferred Shares and (e) Company Series A-4 Preferred Shares.

“Company Product” means any Software products, tools, or applications, either complete or under development, (a) that have been, are currently, or are currently intended to be, developed, marketed, sold, licensed, distributed, hosted, made available, or otherwise commercialized by any Group Company, or (b) from which any Group Company recognizes any revenue (including revenue associated with maintenance or service agreements).

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed by or in the name of, any Group Company.

“Company Related Party” has the meaning set forth in Section 3.19.

“Company Related Party Transactions” has the meaning set forth in Section 3.19.

“Company Series A-1A Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A-1A Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series A-1B Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A-1B Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series A-2 Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A-2 Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series A-3 Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A-3 Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series A-4 Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A-4 Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Shares” means, collectively, the Company Common Shares and the Company Preferred Shares.

“Company Signing Financial Statements” has the meaning set forth in Section 3.4(a).

“Company Stockholder Representative” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Stockholder Written Consent” has the meaning set forth in Section 5.13(b).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 5.13(b).

“Company Stockholders” means, collectively, the holders of Company Shares as of any determination time prior to the Effective Time.

“Company Stockholders Agreements” means, collectively, (a) the Amended and Restated Investors’ Rights Agreement, dated as of July 8, 2019, by and among the Company and the Company Stockholders party thereto, (b) the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of July 8, 2019, by and among the Company and the Company Stockholders party thereto and (c) the Company Second Amended and Restated Voting Agreement, dated as of May 19, 2020, by and among the Company and the Company Stockholders party thereto.

“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement, dated as of December 15, 2020, by and between the Company and Tailwind.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“Creator” has the meaning set forth in Section 3.13(d).

“Data” means data, databases, data repositories, data lakes and collections of data.

“DCSA” means, collectively, the Defense Counterintelligence and Security Agency and any other applicable cognizant security agency.

“Designated Material Contracts” has the meaning set forth in Section 5.1(b)(vii).

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Dissenting Shares” has the meaning set forth in Section 2.6.

“Dissenting Stockholder” has the meaning set forth in Section 2.6.

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Benefit Plan” means (a) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), (b) each pension, retirement, profit-sharing, savings, health, welfare, bonus, incentive, commission, stock option, equity or equity-based, deferred compensation, severance, retention, accident, disability, employment, individual consulting, change of control, stock purchase, restricted stock, separation, vacation, paid time off, fringe benefit plan, program, policy or Contract not described in clause (a), and (c) each other benefit or compensatory plan, program, policy or Contract that any Group Company maintains, sponsors or contributes to, or under or with respect to which any Group Company has any Liability, other than any plan sponsored or maintained by a Governmental Entity.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means $850,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Agent Agreement” has the meaning set forth in Section 2.5(a).

“Exchange Fund” has the meaning set forth in Section 2.5(c).

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Foreign Benefit Plan” means each Employee Benefit Plan maintained outside the United States of America by any of the Group Companies primarily for the benefit of its current or former employees, officers, directors or other individual service providers residing outside of the United States.

“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries. The Parties acknowledge and agree that Sentar, RPC Tyche and their respective Affiliates shall not be deemed to be Group Companies as of the date hereof or at any other time prior to the Effective Time for purposes of this Agreement or any Ancillary Document.

“Hazardous Substance” means any material, substance or waste that is regulated by, or may give rise to standards of conduct or Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroalkyl substances or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Illustrative Allocation Schedule” has the meaning set forth in Section 2.3(b).

“Incentive Equity Plan Proposal” has the meaning set forth in Section 5.8.

“Incentive Stock Option” means a Company Option intended to be an “incentive stock option” (as defined in Section 422 of the Code).

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Initial Required Closing Financial Statements” means, collectively, the PCAOB Audited Financial Statements, the Sentar Closing Financial Statements of the type described in clauses (a) through (c) thereof and the RPC Tyche Closing Financial Statements of the type described in clauses (a) through (c) thereof.

“Intellectual Property Rights” means all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, social media accounts, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights, works of authorship, Data, design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how, confidential or proprietary information, invention disclosures, inventions, idea, algorithms, formulae, processes, methods, techniques, and models, whether patentable or not; (e) Software or other technology, and all rights therein or thereto; and (f) any other intellectual or proprietary rights.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“IPO” has the meaning set forth in Section 8.18.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” mean the meaning set forth in Section 3.4(a).

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Letter of Transmittal” means the letter of transmittal, substantially in the form attached as Exhibit D hereto and with such modifications, amendments or supplements as may be requested by the Exchange Agent and mutually agreed to by each of Tailwind and the Company (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Malicious Code” means any (a) “back door”, “drop dead device”, “time bomb”, “Trojan horse”, “virus”, “ransomware”, or “worm” (as such terms are commonly understood in the software industry), or (b) other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a Company IT System on which such code is stored or installed; or (ii) damaging or destroying any Data or file without the user’s consent.

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6.

“Merger” has the meaning set forth in Section 2.1(a).

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section 3(37) or Section 4001(a)(3) of ERISA.

“NYSE” means the New York Stock Exchange.

“NYSE Proposal” has the meaning set forth in Section 5.8.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis (including Public Software) and is licensed to any of the Group Companies on a non-exclusive basis under standard terms and conditions with a replacement cost of less than $100,000 in the aggregate.

“Officers” has the meaning set forth in Section 5.16(a).

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other Governing Document Proposals” has the meaning set forth in Section 5.8.

“Other PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“Other PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“Other PIPE Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“Other Tailwind Stockholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of Tailwind Shares entitled to vote thereon, whether in person or by proxy at the Tailwind Stockholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Tailwind and applicable Law.

“Other Transaction Proposal” means each Transaction Proposal, other than the Required Transaction Proposals.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Audited Financial Statements” means the audited consolidated balance sheets of the Group Companies as of December 31, 2019 and December 31, 2020 and related audited consolidated statements of operations, stockholders’ equity and cash flows of the Group Companies for each fiscal year then ended.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by any Group Company of non-exclusive rights in Intellectual Property Rights in the ordinary course of business consistent with past practice and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any Data or information that (a) alone or when combined with other information, identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with an identified or identifiable individual or natural person, consumer or household, or (b) is otherwise subject to applicable Laws or any privacy policies of the Company governing personal information.

“PIPE Financing” means the equity financing under all PIPE Subscription Agreements.

“PIPE Investors” means, collectively, the Cannae PIPE Investor and the Other PIPE Investors.

“PIPE Subscription Agreements” means, collectively, the Cannae PIPE Subscription Agreement and the Other PIPE Subscription Agreements.

“Pipeline Acquisitions” means, collectively, the transactions contemplated by each of the RPC Tyche Purchase Agreement and the Sentar Purchase Agreement.

“Pipeline Acquisitions Funds Flow” has the meaning set forth in Section 2.3(a).

“Pipeline Purchase Agreements” means, collectively, the RPC Tyche Purchase Agreement and the Sentar Purchase Agreement.

“Post-Closing Tailwind Bylaws” has the meaning set forth in Section 5.22.

“Post-Closing Tailwind Certificate of Incorporation” has the meaning set forth in Section 5.22.

“Pre-Closing Tailwind Governing Documents” means, collectively, (a) the Amended and Restated Certificate of Incorporation of Tailwind, dated as of September 1, 2020, and (b) the Amended & Restated Bylaws of Tailwind, adopted as of September 1, 2020.

“Pre-Closing Tailwind Stockholders” means the holders of Tailwind Shares as of any determination time prior to the Effective Time.

“Privacy and Security Requirements” means any of the following to the extent relating to the Processing of Personal Data or otherwise relating to consumer protection, consumer Contracts, or Data-related notifications: (a) all applicable Laws; (b) each Group Company’s own internal and external-facing privacy policies; (c) the Payment Card Industry Data Security Standard, if applicable, and any other industry standard to which any Group Company is bound; and (d) applicable provisions of Contracts to which any Group Company is a party or is otherwise bound.

“Proceeding” means any lawsuit, litigation, action, audit, examination or investigation, claim, complaint, charge, proceeding, inquiry, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure, performance of operations or set of operations on Data or on sets of Data, or other activity regarding Data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 8.18.

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form; (b) be licensed for purposes of making derivative works; or (c) be redistributable at no, or a nominal, charge.

“Public Stockholders” has the meaning set forth in Section 8.18.

“Real Property Leases” means all leases, sub-leases, licenses, concessions or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of Tailwind.

“Representatives” means (a) with respect to any Party or other Person (in each case, other than the Company prior to the Closing), such Party’s or Person’s, as applicable, Affiliates and its and such Affiliates’ respective directors, officers, employees, members, owners, accountants, consultants, advisors, attorneys, agents and other representatives, and (b) with respect to the Company prior to the Closing, the Company’s Affiliates and the Company’s and its Affiliates’ respective equityholders, directors, officers, employees, members, owners, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Closing Financial Statements” means, collectively, the Company Closing Financial Statements, the Sentar Closing Financial Statements and the RPC Tyche Closing Financial Statements.

“Required Governing Document Proposal” has the meaning set forth in Section 5.8.

“Required Tailwind Stockholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of Tailwind Shares entitled to vote thereon, whether in person or by proxy at the Tailwind Stockholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Tailwind and applicable Law.

“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the NYSE Proposal, the Required Governing Document Proposal, and the Incentive Equity Plan Proposal.

“Rollover Option” has the meaning set forth in Section 2.4(a).

“RPC Tyche Closing Financial Statements” means (a) the audited consolidated balance sheet of RPC Tyche as of April 30, 2019, and related audited consolidated statements of operations, stockholders’ equity and cash flows of RPC Tyche for the fiscal year then ended, (b) the audited consolidated balance sheet of RPC Tyche as of April 30, 2020, and the related audited consolidated statements of operations, stockholders’ equity and cash flows of RPC Tyche for the fiscal year then ended, (c) the unaudited consolidated balance sheet of RPC Tyche as of October 30, 2019 and October 30, 2020, and the unaudited consolidated statements of operations, stockholders’ equity and cash flows of RPC Tyche for the six-month periods ended October 30, 2019 and October 30, 2020 and (d) any other financial statements or similar reports relating to RPC Tyche that are required to be included in the Registration Statement / Proxy Statement or any other filings or submissions to be made by the Group Companies or Tailwind with the SEC in connection with the transactions contemplated in this Agreement or any Ancillary Document.

“RPC Tyche Purchase Agreement” means, collectively, (a) the Asset Purchase Agreement, dated as of February 23, 2021, by and among RPC Tyche LLP, a limited liability partnership incorporated under the laws of England and Wales (“RPC Tyche”), QOMPLX Limited, a company incorporated under the laws of England and Wales, the Company and the other Persons party thereto, in the form attached hereto as Exhibit E, and (b) each agreement, document and instrument executed or to be executed in connection with the transactions contemplated by the agreement described in clause (a).

“Sanctions and Export Control Laws” means any Law or Order related to (a) import and export controls, including the U.S. Export Administration Regulations, the International Traffic in Arms Regulations and such other controls administered by the U.S. Customs and Border Protection, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the Tailwind Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Security Incident” means an action that results in an actual or reasonably suspected, cyber or security incident that jeopardizes the confidentiality, integrity, or availability of, or that does or is reasonably likely to materially and adversely affect, a Company IT System, Personal Data or any Company trade secret. A Security Incident includes incidents of security breaches or intrusions, denial of service, or unauthorized entry, access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, or destruction of, any Company IT Systems, Personal Data or Company trade secrets, or any loss, distribution, compromise or unauthorized disclosure of any of the foregoing.

“Sentar Closing Financial Statements” means (a) the audited consolidated balance sheet of Sentar as of September 30, 2019, and related audited consolidated statements of operations, stockholders’ equity and cash flows of Sentar for the fiscal year then ended, (b) the audited consolidated balance sheet of Sentar as of September 30, 2020, and the related audited consolidated statements of operations, stockholders’ equity and cash flows of Sentar for the fiscal year then ended, (c) the unaudited consolidated balance sheet of Sentar as of December 31, 2019 and December 31, 2020, and the unaudited consolidated statements of operations, stockholders’ equity and cash flows of Sentar for the three-month periods ended December 31, 2019 and December 31, 2020 and (d) any other financial statements or similar reports relating to Sentar that are required to be included in the Registration Statement / Proxy Statement or any other filings or submissions to be made by the Group Companies or Tailwind with the SEC in connection with the transactions contemplated in this Agreement or any Ancillary Document.

“Sentar Purchase Agreement” means, collectively, (a) the Agreement and Plan of Merger, dated as of February 22, 2021, by and among the Company, Sentar Acquisition, Inc., an Alabama corporation, Sentar, Inc., an Alabama corporation (“Sentar”), and Sunrise Rep Fund, LLC, acting solely in its capacity as representative for the equityholders of Sentar, in the form attached hereto as Exhibit F, and (b) each agreement, document and instrument executed or to be executed in connection with the transactions contemplated by the agreement described in clause (a).

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs and software, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) Data and compilations, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Supporting Company Stockholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Company” has the meaning set forth in Section 2.1(a).

“Surviving Company Share” has the meaning set forth in Section 2.1(f).

“Tailwind” has the meaning set forth in the introductory paragraph to this Agreement.

“Tailwind Acquisition Proposal” means any direct or indirect acquisition (or other business combination), in one or a series of related transactions, by Tailwind (a) of or with an unaffiliated entity or (b) of all or a material portion of the assets, Equity Securities or businesses of an unaffiliated entity (in the case of each of clause (a) and (b), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Tailwind Acquisition Proposal.

“Tailwind Board” has the meaning set forth in the recitals to this Agreement.

“Tailwind Class A Shares” means shares of Class A common stock, par value $0.0001 per share, of Tailwind.

“Tailwind Class B Shares” means shares of Class B common stock, par value $0.0001 per share, of Tailwind.

“Tailwind D&O Persons” has the meaning set forth in Section 5.14(a).

“Tailwind Designee” has the meaning set forth in Section 5.16(e).

“Tailwind Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by Tailwind on the date of this Agreement.

“Tailwind Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable (and not otherwise expressly allocated to a Group Company, the Company Stockholder Representative or any Company Equityholder pursuant to the terms of this Agreement or any Ancillary Document) by a Tailwind Party in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Tailwind Party and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Tailwind Party pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Tailwind Expenses shall not include any Company Expenses.

“Tailwind Financial Statements” means all of the financial statements of Tailwind included in the Tailwind SEC Reports.

“Tailwind Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers) and Section 4.6 (Capitalization of the Tailwind Parties).

“Tailwind Incentive Equity Plan” has the meaning set forth in Section 5.18.

“Tailwind Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the ability of Tailwind to consummate the Merger in accordance with the terms of this Agreement.

“Tailwind Parties” means, collectively, Tailwind and Merger Sub.

“Tailwind Related Parties” has the meaning set forth in Section 4.9.

“Tailwind Related Party Transactions” has the meaning set forth in Section 4.9.

“Tailwind SEC Reports” has the meaning set forth in Section 4.7.

“Tailwind Shares” means (a) prior to the Effective Time, collectively, the Tailwind Class A Shares and the Tailwind Class B Shares and (b) from and after the filing of the Post-Closing Tailwind Certificate of Incorporation with the Secretary of State of Delaware pursuant to Section 5.22(a), shares of Class A common stock, par value $0.0001 per share, of Tailwind. Any reference to Tailwind Shares in this Agreement or any Ancillary Document shall be deemed to refer to clause (a) and/or clause (b) of this definition, as the context so requires.

“Tailwind Share Value” means $10.00.

“Tailwind Sponsor” has the meaning set forth in the recitals to this Agreement.

“Tailwind Stockholder Approval” means, collectively, the Required Tailwind Stockholder Approval and the Other Tailwind Stockholder Approval.

“Tailwind Stockholder Redemption” means the right of the holders of Tailwind Class A Shares to redeem all or a portion of their Tailwind Class A Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of Tailwind.

“Tailwind Stockholders Meeting” has the meaning set forth in Section 5.8.

“Tailwind Warrant” means each warrant to purchase one Tailwind Class A Share at a price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement.

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and including any secondary Liability for any of the aforementioned.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Proceeding” means any Proceeding with or against any Taxing Authority or involving the determination or collection of any Tax.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Governmental Entity, including any amendment of any of the foregoing.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Third-Party Consents” has the meaning set forth in Section 5.2(a).

“Transaction Litigation” has the meaning set forth in Section 5.2(d).

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transaction Support Agreement Deadline” has the meaning set forth in Section 5.13(a).

“Treasury Regulations” means the regulations promulgated by the Internal Revenue Service and United States Department of Treasury under the Code.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.8.

“Trustee” has the meaning set forth in Section 4.8.

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid Tailwind Expenses” means the Tailwind Expenses that are unpaid as of immediately prior to the Closing.

“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.

“Vested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of such time or will vest in connection with the consummation of the transactions contemplated hereby (whether at the Effective Time or otherwise).

“Voting Company Preferred Shares” means, collectively, (a) Company Series A-1A Preferred Shares, (b) Company Series A-2 Preferred Shares, (c) Company Series A-3 Preferred Shares and (d) Company Series A-4 Preferred Shares.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as similar foreign, state or local Laws.

“Warrant Agreement” means the Warrant Agreement, dated as of September 9, 2020, by and between Tailwind and Continental Stock Transfer & Trust Company, a New York corporation.

“Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

Article 2
MERGER

Section 2.1           The Merger(a).

(a)              On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date, Merger Sub shall merge with and into the Company (the “Merger”) at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company of the Merger (the “Surviving Company”).

(b)              At the Closing, the Parties shall cause a certificate of merger, in a form reasonably satisfactory to the Company and Tailwind (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by Tailwind and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(c)             The Merger shall have the effects set forth in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the DGCL.

(d)              At the Effective Time, the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(e)             At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(f)               At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of the Surviving Company (each such share, a “Surviving Company Share”).

(g)              At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than any Dissenting Shares and the Company Shares cancelled and extinguished pursuant to Section 2.1(h)) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive the applicable portion of the Adjusted Transaction Share Consideration set forth on the Allocation Schedule. From and after the Effective Time, each Company Stockholder’s certificates (the “Certificates”), if any, evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

(h)              At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

Section 2.2           Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as Tailwind and the Company may agree in writing.

Section 2.3           Pipeline Acquisition Funds Flow; Allocation Schedule.

(a)              At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Tailwind a funds flow schedule (the “Pipeline Acquisitions Funds Flow”) setting forth (i) the consideration (whether cash or otherwise) payable in connection with the closing of the transactions contemplated by each Pipeline Acquisition Agreement, including reasonably detailed calculations of the components and subcomponents thereof (including, for the avoidance of doubt, reasonably detailed calculations of each component and subcomponent of the definition of Aggregate Pipeline Acquisitions Cash Consideration), (ii) each cash payment or other amount to be paid by or on behalf of any Group Company in connection with the closing of the transactions contemplated by each Pipeline Acquisition Agreements, along with wire instructions for each such cash payment or other amount and (iii) a certification, duly executed by an authorized officer of the Company, that the information and calculations delivered pursuant to clause (a) and (b) are (A) true and correct in all respects and (B) in accordance with the applicable provisions of the Sentar Purchase Agreement and the RPC Tyche Purchase Agreement, as applicable, and this Agreement. The Company will review any comments to the Pipeline Acquisitions Funds Flow provided by Tailwind or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by Tailwind or any of its Representatives.

(b)               At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Tailwind an allocation schedule (the “Allocation Schedule”) setting forth (i) the number of Company Shares held by each Company Stockholder (including, for the avoidance of doubt, the number of Company Shares to be issued in connection with each Pipeline Acquisition (including in connection with any “rollover” or other similar transaction) and each Person that will be a Company Stockholder as a result thereof), the number of Company Common Shares subject to each Company Option held by each holder thereof, as well as whether each such Company Option will be a Vested Company Option or an Unvested Company Option as of immediately prior to the Effective Time, (ii) in the case of the Company Options, the exercise (or similar) price and, if applicable, the exercise (or similar) date, (iii) the portion of the Adjusted Transaction Share Consideration allocated to each Company Option pursuant to Section 2.4(a) and the portion of the Adjusted Transaction Share Consideration allocated to each Company Share pursuant to Section 2.1(g) (including, for the avoidance of doubt, the portion of the Adjusted Transaction Share Consideration that would be allocated to any Company Shares pursuant to Section 2.1(g) but for such Company Shares being Dissenting Shares), as well as, in each case, reasonably detailed calculations with respect to the components and subcomponents thereof (including any exchange (or similar) ratio on which such calculations are based), (iv) each Company Stockholder that is a Dissenting Stockholder and the number of Company Shares held by such Company Stockholder that are Dissenting Shares, (v) the exercise price of each Rollover Option at the Effective Time, which shall be based on the same exchange (or similar) ratio used for purposes of determining the number of Rollover Options for which such Company Option is exchanged in clause (iii) of this Section 2.3(b), (vi) the number of Tailwind Shares to be issued to each Bridge Investor in respect of the Bridge Financing Interest Amount under the applicable Bridge Financing Agreement, as well as, in each case, reasonably detailed calculations of each component or subcomponent thereof (including with respect to the amount of the Bridge Financing Interest Amount under each Bridge Financing Agreement), and (vii) a certification, duly executed by an authorized officer of the Company, that the information and calculations delivered pursuant to clauses (i), (ii), (iii), (iv), (v) and (vi) are, and will be as of immediately prior to the Effective Time, (A) true and correct in all respects, (B) in accordance with the applicable provisions of this Agreement, (C) in the case of the Company Shares and the Company Options, in accordance with the Governing Documents of the Company, the Company Stockholders Agreements and applicable Laws, (D) in the case of the Company Options, in accordance with the Company Equity Plan and any applicable grant or similar agreement with respect to each Company Option and (E) in the case of the Tailwind Shares to be issued to each Bridge Investor in respect of the Bridge Financing Interest Amount under the applicable Bridge Financing Agreement, in accordance with the applicable Bridge Financing Agreement. Section 2.3(b) of the Company Disclosure Schedules contains an illustrative Allocation Schedule (the “Illustrative Allocation Schedule”) prepared by the Company as if the Closing occurred as of the date hereof and, without limiting any other covenants, agreements, representations or warranties of the Company under this Agreement or any Ancillary Agreement or any Company Equityholder under any Ancillary Document or the rights or remedies of a Tailwind Party or the Tailwind Sponsor with respect thereto, the Allocation Schedule will be substantially in the form of the Illustrative Allocation Schedule and will take into account any changes to the Company’s capitalization between the date hereof and the date of delivery of the Allocation Schedule to Tailwind pursuant to the first sentence of this Section 2.3(b). The Company will review any comments to the Allocation Schedule provided by Tailwind or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by Tailwind or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (x) the aggregate number of Tailwind Shares that each Company Equityholder will have a right to receive or to which his, her or its Company Options will become subject, as applicable, under this Agreement will be rounded down to the nearest whole share, (y) in no event shall the aggregate number of Tailwind Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company (or, for the avoidance of doubt, the Company Equityholders) exceed (I) the Adjusted Transaction Share Consideration, minus (II) the Tailwind Shares that would be allocated to Company Shares pursuant to Section 2.1(g) but for such Company Shares being Dissenting Shares (it being further understood and agreed, for the avoidance of doubt, that in no event shall any Tailwind Shares described in this clause (II) be allocated to any other Company Equityholder and shall instead not be allocated at the Closing or otherwise, except solely in the circumstances described in Section 2.6), and (z) the Tailwind Parties and the Exchange Agent will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to the Company Equityholders under this Agreement or under the Exchange Agent Agreement, as applicable

Section 2.4           Treatment of Company Options.

(a)               At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(c)), each Company Option (whether a Vested Company Option or an Unvested Company Option) shall automatically cease to represent the right to purchase Company Common Shares and shall be canceled and extinguished in exchange for an option to purchase Tailwind Shares under the Tailwind Incentive Equity Plan (each, a “Rollover Option”) in an amount and at an exercise price set forth on the Allocation Schedule. Each Rollover Option shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Effective Time, except for (i) terms (A) rendered inoperative by reason of the transactions contemplated by this Agreement (including any anti-dilution or other similar provisions that adjust the number of underlying shares that are subject to any such option) or (B) to the extent they conflict with the Tailwind Incentive Equity Plan and (ii) such other immaterial administrative or ministerial changes as the Tailwind Board (or the compensation committee of the Tailwind Board) may determine in good faith are appropriate to effectuate the administration of the Rollover Options. Such conversion shall occur in a manner intended to comply with (x) the requirements of Section 409A of the Code and (y) in the case of any Rollover Option that is an Incentive Stock Option, the requirements of Section 424 of the Code.

(b)               At the Effective Time, all Company Equity Plans shall terminate without any further obligations or Liabilities to the Company or any of its Affiliates (including, for the avoidance of doubt, the other Group Companies and Tailwind) and all Company Equity Awards (whether vested or unvested) shall no longer be outstanding and shall automatically be canceled, extinguished and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto or under the Company Equity Plans or any underlying grant, award, or similar agreement, except as otherwise expressly provided for in Section 2.4(a).

(c)               Prior to the Closing, the Company shall take, or cause to be taken, all necessary or appropriate actions under the Company Equity Plans, under the underlying grant, award or similar agreement and otherwise to give effect to the provisions of this Section 2.4.

Section 2.5           Company Stockholder Deliverables.

(a)               At least three (3) Business Days prior to the Closing Date, Tailwind shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) (it being understood and agreed, for the avoidance of doubt, that Continental Stock Transfer & Trust Company (or any of its Affiliates) shall be deemed to be acceptable to the Company) and enter into an exchange agent agreement with the Exchange Agent (the “Exchange Agent Agreement”) for the purpose of exchanging Certificates, if any, representing the Company Shares and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Adjusted Transaction Share Consideration issuable in respect of such Company Shares pursuant to Section 2.1(g) and on the terms and subject to the other conditions set forth in this Agreement. The Company and the Company Stockholder Representative shall each reasonably cooperate with Tailwind and the Exchange Agent in connection with the appointment of the Exchange Agent, the entry into the Exchange Agent Agreement (including, if necessary or advisable, as determined in good faith by Tailwind, by also entering into the Exchange Agent Agreement in the form agreed to by Tailwind and the Exchange Agent) and the covenants and agreements in this Section 2.5 (including the provision of any information, or the entry into any agreements or documentation, necessary or advisable, as determined in good faith by Tailwind, or otherwise required by the Exchange Agent Agreement for the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the transactions contemplated hereby).

(b)            At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to each of the Company Stockholders a Letter of Transmittal (which, for the avoidance of doubt, shall include an acknowledgement and agreement by each Company Stockholder to agree to be bound by the covenants, agreements and obligations set forth in Section 5.23).

(c)              At the Effective Time, Tailwind shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Stockholders and for exchange in accordance with this Section 2.5 through the Exchange Agent, evidence of Tailwind Shares in book-entry form representing the portion of the Adjusted Transaction Share Consideration issuable pursuant to Section 2.1(g) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Adjusted Transaction Share Consideration issuable pursuant to Section 2.1(g) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(d)            Each Company Stockholder whose Company Shares have been converted into the right to receive a portion of the Adjusted Transaction Share Consideration pursuant to Section 2.1(g) shall be entitled to receive the portion of the Adjusted Transaction Share Consideration to which he, she or it is entitled on the date provided in Section 2.5(e) upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (ii) delivery of an “agent’s message” in the case of Company Shares held in book-entry form, together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e)            If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal) or an “agent’s message”, as applicable, and any other documents or agreements required by the Letter of Transmittal, is delivered to the Exchange Agent in accordance with Section 2.5(d) (i) at least two (2) Business Days prior to the Closing Date, then Tailwind and the Company shall take all necessary actions to cause the applicable portion of the Adjusted Transaction Share Consideration to be issued to the applicable Company Stockholder in book-entry form on the Closing Date, or (ii) less than two (2) Business Days prior to the Closing Date, then Tailwind and the Company shall take all necessary actions to cause the applicable portion of the Adjusted Transaction Share Consideration to be issued to the Company Stockholder in book-entry form within two (2) Business Days after such delivery.

(f)                If any portion of the Adjusted Transaction Share Consideration is to be issued to a Person other than the Company Stockholder in whose name the surrendered Certificate or the transferred Company Share in book-entry form is registered, it shall be a condition to the issuance of the applicable portion of the Adjusted Transaction Share Consideration that, in addition to any other requirements set forth in the Letter of Transmittal or the Exchange Agent Agreement, (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(g)               No interest will be paid or accrued on the Adjusted Transaction Share Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each Company Share (other than, for the avoidance of doubt, any Dissenting Shares and the Company Shares cancelled and extinguished pursuant to Section 2.1(h)) shall solely represent the right to receive a portion of the Adjusted Transaction Share Consideration to which such Company Share is entitled to receive pursuant to Section 2.1(g).

(h)               At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(i)                Any portion of the Exchange Fund that remains unclaimed by the Company Stockholders twelve (12) months following the Closing Date shall be delivered to Tailwind or as otherwise instructed by Tailwind, and any Company Stockholder who has not exchanged his, her or its Company Shares for the applicable portion of the Adjusted Transaction Share Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to Tailwind for the issuance of the applicable portion of the Adjusted Transaction Share Consideration, without any interest thereon. None of Tailwind, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Adjusted Transaction Share Consideration remaining unclaimed by the Company Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Tailwind free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.6           Dissenting Stockholder. Notwithstanding anything to the contrary herein, any Company Share for which any Company Stockholder (such Company Stockholder, a “Dissenting Stockholder”) (a) has not voted in favor of the Merger or consented to it in writing and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the applicable portion of Adjusted Transaction Share Consideration pursuant to Section 2.1(g). From and after the Effective Time, (i) the Dissenting Shares shall be cancelled and extinguished and shall cease to exist and (ii) the Dissenting Stockholders shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation or any of its Affiliates (including Tailwind); provided, however, that if any Dissenting Stockholder effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then the Company Shares held by such Dissenting Stockholder (A) shall no longer be deemed to be Dissenting Shares and (B) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the applicable portion of Adjusted Transaction Share Consideration pursuant to Section 2.1(g) upon delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal) and the surrender of the applicable documents and other deliverables set forth in Section 2.5(d). Each Dissenting Stockholder who becomes entitled to payment for his, her or its Dissenting Shares pursuant to the DGCL shall receive payment thereof from the Company in accordance with the DGCL. The Company shall give Tailwind prompt notice of any written demands for appraisal of any Company Share, attempted withdrawals of such demands and any other documents or instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and Tailwind shall have the opportunity to participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent, not to be unreasonably withheld, conditioned or delayed, of Tailwind (prior to the Closing) or the Tailwind Sponsor (after the Closing), make any payment or deliver any consideration (including Tailwind Shares) with respect to, settle or offer or agree to settle any such demands.

Section 2.7            Withholding. Tailwind, the Group Companies and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Article 3
REPRESENTATIONS AND WARRANTIES RELATING
TO THE GROUP COMPANIES

Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the Tailwind Parties as follows:

Section 3.1           Organization and Qualification.

(a)            Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.

(b)               True and complete copies of the Governing Documents of the Company and the Company Stockholders Agreements have been made available to Tailwind, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and the Company Stockholders Agreements are in full force and effect, and the Company is not in breach or violation of any provision set forth in its Governing Documents or the Company Stockholders Agreements.

(c)            Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

Section 3.2           Capitalization of the Group Companies.

(a)            Except for any changes to the extent permitted by Section 5.1(b) or resulting from the issuance, grant, transfer or disposition of Equity Securities of the Company in accordance with Section 5.1(b), Section 3.2a) of the Company Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, (ii) the identity of the Persons that are the record and beneficial owners thereof, (iii) with respect to each Company Option, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) any applicable expiration (or similar) date, and (D) any applicable vesting schedule (including acceleration provisions) and (iv) with respect to each Company Option, whether such Company Option is an Incentive Stock Option. All of the Equity Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and each Company Option outstanding immediately prior to the Effective Time will be an “in the money” Company Option for purposes of Section 2.5 (i.e., the value of the Adjusted Transaction Share Consideration allocated to each Company Option (determined by reference to, for the avoidance of doubt, the Tailwind Share Value) is in excess of the exercise (or similar) price applicable to such Company Option). The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company, the Company Stockholders Agreements or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws and (4) are free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Stockholders Agreements). Except for the Company Options set forth on Section 3.2(a) of the Company Disclosure Schedules and those either permitted by Section 5.1(b) or issued, granted or entered into in accordance with Section 5.1(b), the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company. Except for the Company Stockholders Agreements, there are no voting trusts, proxies or other Contracts to which any Group Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

(b)               Section 3.2(b) of the Company Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof. There are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company.

(c)            None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.

(d)               Section 3.2(d) of the Company Disclosure Schedules sets forth a list of all Change of Control Payments of the Group Companies.

(e)               Section 3.2(e) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies as of the date of this Agreement, including the outstanding principal balance as of the date of this Agreement, and the debtor and the creditor thereof.

Section 3.3              Authority. The Company has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Company Stockholder Written Consent, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 3.4           Financial Statements; Undisclosed Liabilities.

(a)           The Company has made available to Tailwind a true and complete copy of (i) the audited consolidated balance sheet of the Group Companies as of December 31, 2019 and related audited consolidated statements of operations, stockholders’ equity and cash flows of the Group Companies for the fiscal year then ended (the “2019 Audited Financial Statements”) and (ii) the unaudited consolidated balance sheet of the Group Companies as of December 31, 2020 (the “Latest Balance Sheet”) and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of the Group Companies for the fiscal year then ended (the “2020 Unaudited Financial Statements”, and together with the 2019 Audited Financial Statements, collectively, the “Company Signing Financial Statements”), which are attached as Section 3.4(a) of the Company Disclosure Schedules. The Company Signing Financial Statements (including the notes thereto) (A) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of the 2019 Audited Financial Statements, as may be specifically indicated in the notes thereto and subject, in the case of the 2020 Unaudited Financial Statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) fairly presents, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Group Companies as at the date thereof and for the period indicated therein (subject, in the case of the 2020 Unaudited Financial Statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material)) and (C) with respect to the 2019 Audited Financial Statements only, (x) were audited in accordance with the standards of the AICPA and contain an unqualified report of the Company’s auditors and (y) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date of this Agreement (including Regulation S-X or Regulation S-K, as applicable).

(b)           (i) The PCAOB Audited Financial Statements and (ii) each of the other financial statements or similar reports relating to the Group Companies required to be included in the Registration Statement / Proxy Statement or any other filings or submissions to be made by the Group Companies or Tailwind with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document (such other financial statements and other reports, together with the PCAOB Audited Financial Statements, collectively, the “Company Closing Financial Statements”), when delivered following the date of this Agreement in accordance with Section 5.17(a), (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) will fairly present, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Group Companies as at the date thereof and for the period indicated therein (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material)), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and will contain an unqualified report of the Company’s auditors and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

(c)               Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which are Liabilities for breach of Contract, breach of warranty, tort, infringement, misappropriation or violation of, or non-compliance with, Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance by the Company of its covenants or agreements in this Agreement or any Ancillary Document to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby and (iv) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any Liabilities.

(d)               The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Company Signing Financial Statements and the Company Closing Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(e)            Since January 1, 2018, no Group Company has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

Section 3.5           Consents and Requisite Governmental Approvals; No Violations.

(a)           No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) the filing of the Certificate of Merger or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b)            Except as set forth in Schedule 3.5(b), none of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.

Section 3.6            Permits. Each of the Group Companies has all Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except as would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by any Group Company.

Section 3.7           Material Contracts.

(a)                Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with each Contract entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i)                 any Contract relating to Indebtedness of any Group Company or to the placing of a Lien (other than a Permitted Lien) on any material assets or properties of any Group Company;

(ii)             any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $1,000,000;

(iii)               any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $1,000,000;

(iv)               any material joint venture, profit-sharing, partnership or other similar Contract;

(v)                any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of Tailwind or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell or develop, directly or indirectly through third parties, or to solicit any potential employee or customer in any material respect or that would so limit or purports to limit, in any material respect, Tailwind or any of its Affiliates after the Closing;

(vi)               any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $1,000,000 annually or (B) $2,000,000 over the life of the agreement;

(vii)               any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company, in each case in excess of $1,000,000;

(viii)             any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(ix)                any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(x)                  any Contract with any Person (A) pursuant to which any Group Company (or Tailwind or any of its Affiliates after the Closing) may be required to pay royalties or similar payments or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Intellectual Property Rights;

(xi)                any Contract (A) governing the terms of the employment, engagement or services of any current director, manager, officer, employee, or individual independent contractor or other service provider of a Group Company whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of $250,000, or (B) providing for any Change of Control Payment of the type described in clause (a) of the definition thereof;

(xii)                any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation (including, for the avoidance of doubt, each Pipeline Purchase Agreement);

(xiii)              any settlement, conciliation or similar Contract (A) requiring payments in excess of $1,000,000 after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Group Company (or Tailwind or any of its Affiliates after the Closing);

(xiv)              any other Contract (other than Contracts governing the terms of employment) the performance of which requires either (A) annual payments to or from any Group Company in excess of $1,000,000 or (B) aggregate payments to or from any Group Company in excess of $2,000,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice; and

(xv)               any (A) license, royalty, indemnification, covenant not to sue, escrow, co-existence, concurrent use, consent to use or other Contract relating to any Intellectual Property Rights (including any Contracts relating to the licensing of Intellectual Property Rights by any Group Company to a Third Party or by a Third Party to any Group Company) and (B) other Contracts affecting any Group Company’s ability to own, enforce, use, license or disclose any Intellectual Property Rights or providing for the development or acquisition of any Intellectual Property Rights (including any Data), in the case of clauses (A) and (B) other than (I) Off-the-Shelf-Software licenses, (II) Contracts requiring annual or one-time license, maintenance, support and other payments by or to a Group Company of less than $250,000 in the aggregate, and (III) customer Contracts based on a Group Company’s standard form of Contract (a copy of which form has been provided to Tailwind) without material modification of such form.

(b)               (i) Each Material Contract is valid and binding on the applicable Group Company and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), and (ii) the applicable Group Company and, to the Company’s knowledge, the counterparties thereto are not in material breach of, or default under, any Material Contract. The Company has made available to Tailwind true and complete copies of (A) all Material Contracts in effect as of the date hereof, and (B) the substantially final form of each Pipeline Purchase Agreement to be entered into after the date hereof (other than any customary closing certificates or instruments to be delivered in connection with the closing thereof, which will, for the avoidance of doubt, be in a form provided by Section 5.21).

Section 3.8            Absence of Changes. During the period beginning on January 1, 2021 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Group Companies have conducted their businesses in the ordinary course in all material respects, (ii) no Group Company has taken any action that would require the consent of Tailwind if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(iv)(A), Section 5.1(b)(vii), Section 5.1(b)(viii), Section 5.1(b)(ix), Section 5.1b)xii) or Section 5.1(b)(xvii) (to the extent related to any of the foregoing) and (iii) no Group Company has taken any action that would require the consent of Tailwind if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(xv) or Section 5.1(b)(xvii) (to the extent related to any of the foregoing).

Section 3.9            Litigation. Except as set forth on Section 3.9 of the Company Disclosure Schedules, there is (and since January 1, 2018 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Neither the Group Companies nor any of their respective properties or assets is subject to any material Order. Since January 1, 2018, there have been no material Proceedings by a Group Company pending against any other Person.

Section 3.10         Compliance with Applicable Law. Each Group Company (a) conducts (and since January 1, 2018 has conducted) its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order and (b) has not received any written communications or, to the Company’s knowledge, any other communications from a Governmental Entity that alleges that such Group Company is not in compliance with any Law or Order, except in each case of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.11          Employee Plans.

(a)               Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan that is a Foreign Benefit Plan, its primary non-U.S. jurisdiction). With respect to each material Employee Benefit Plan, the Group Companies have provided Tailwind with true and complete copies of the material documents pursuant to which the plan is maintained, funded and administered.

(b)               Except as set forth on Section 3.11(b) of the Company Disclosure Schedules, no Group Company has any Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) that is or was subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. Except as set forth on Section 3.11(b) of the Company Disclosure Schedules, no Group Company has any material Liabilities to provide any retiree or post-termination or post-ownership health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to COBRA or similar Law for which the covered Person pays the full premium cost of coverage. No Group Company has any material Liabilities by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(c)            Except as set forth on Section 3.11(c) of the Company Disclosure Schedules, (i) each Employee Benefit Plan has been established, maintained, funded, operated and administered, in all material respects, in compliance with its terms and all applicable Laws; (ii) each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or opinion or advisory letter from the Internal Revenue Service; and (iii) none of the Group Companies has incurred (whether or not assessed) any material penalty or Tax under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code.

(d)               Except as set forth on Section 3.11(d) of the Company Disclosure Schedules, each Employee Benefit Plan that constitutes a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) that is subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and its purpose.

(e)               Except as set forth on Section 3.11(e) of the Company Disclosure Schedules, there are no pending or, to the Company’s knowledge, threatened, material claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). None of the Group Companies have engaged in, and to the Company’s knowledge, no trustee, administrator or other third-party fiduciary and/or party-in-interest thereof has engaged in, any non-exempt “prohibited transactions” within the meaning of Section 4975(c)(1)(A)-(D) of the Code or Sections 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan have occurred that have resulted in or could reasonably be expected to result in the imposition on any Group Company of material Liability pursuant to Section 502 of ERISA, Section 409 of ERISA, or Section 4975 of the Code. With respect to each Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that any Group Company is required to have made under applicable Law or under any Employee Benefit Plan prior to the date hereof have been timely made, except as would not have a Company Material Adverse Effect.

(f)                Except as set forth on Section 3.11(f) of the Company Disclosure Schedules, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event) (i) result in any material payment or benefit becoming due to or result in forgiveness of any indebtedness for borrowed money of any current or former director, officer, employee, individual independent contractor or other individual service providers of any of the Group Companies, (ii) materially increase the amount or value of any compensation or benefits payable to any current or former director, officer, employee, individual independent contractor or other individual service providers of any of the Group Companies or (iii) result in the acceleration of the time of payment or vesting, or trigger any material payment or funding of any compensation or benefits to any current or former director, officer, employee, individual independent contractor or other individual service providers of any of the Group Companies.

(g)               Except as set forth on Section 3.11(g) of the Company Disclosure Schedules, no amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the transactions contemplated by this Agreement could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise tax under Section 4999 of the Code.

(h)               Except as set forth on Section 3.11(h) of the Company Disclosure Schedules, the Group Companies have no obligation to make a “gross-up” or similar payment under any Employee Benefit Plan in respect of any taxes that become payable under Section 4999 or 409A of the Code.

(i)              Each Foreign Benefit Plan that is required to be registered or intended to be tax exempt has been registered (and, where applicable, accepted for registration) and is tax exempt and has been maintained in good standing, to the extent applicable, with each Governmental Entity. Except as set forth on Section 3.11(i) of the Company Disclosure Schedules, no Foreign Benefit Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA) or has any material unfunded or underfunded Liabilities. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, all contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored by a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or properly accrued.

Section 3.12          Environmental Matters. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole:

(a)               None of the Group Companies have received any written communication or, to the Company’s knowledge, other communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or Liability under, any Environmental Laws.

(b)               There is (and since January 1, 2018 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company in respect to any Environmental Laws.

(c)            There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances.

The Group Companies have made available to Tailwind copies of all environmental assessments, audits and reports and all other material environmental, health and safety documents that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies.

Section 3.13          Intellectual Property.

(a)               Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property and (ii) material unregistered Intellectual Property Rights owned by any Group Company. Section 3.13(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property, (A) the owner(s) of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item and (D) the issuance, registration or application number, as applicable, for such item.

(b)               All necessary fees and filings with respect to any material Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such Company Registered Intellectual Property in full force and effect. No issuance or registration obtained and no application filed by the Group Companies for any material Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed. There are no material Proceedings pending, including litigations, interference, re-examination, inter parties review, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the material Company Registered Intellectual Property and, to the Company’s knowledge, no such material Proceedings are threatened by any Governmental Entity or any other Person.

(c)               A Group Company exclusively owns all right, title and interest in and to all Company Owned Intellectual Property, free and clear of all Liens or obligations to others (other than Permitted Liens). For all material Patents owned by the Group Companies, each inventor on the Patent has assigned their rights to a Group Company. No Group Company has (i) transferred ownership of, or granted any exclusive license with respect to, any material Company Owned Intellectual Property to any other Person or (ii) granted any customer the right to use any material Company Product or service on anything other than a non-exclusive basis. The applicable Group Company has valid rights under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. The Company Owned Intellectual Property and the Company Licensed Intellectual Property, to the Company’s knowledge, constitute all of the Intellectual Property Rights used or held for use by the Group Companies in the operation of their respective businesses, and all Intellectual Property Rights necessary and sufficient to enable the Group Companies to conduct their respective businesses as currently conducted in all material respects. The Company Owned Intellectual Property and the Company Licensed Intellectual Property is subsisting and, to the Company’s knowledge, is valid and enforceable, and, to the Company’s knowledge, all of the Group Companies’ rights in and to the Company Registered Intellectual Property, the Company Owned Intellectual Property and the Company Licensed Intellectual Property, are valid and enforceable (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(d)               Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Intellectual Property Rights for on behalf of any Group Company (each such person, a “Creator”) have agreed to maintain and protect the trade secrets and confidential information of such Group Company. Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any such Intellectual Property have assigned or have agreed to a present assignment to such Group Company all Intellectual Property Rights authored, invented, created, improved, modified or developed by such person in the course of such Creator’s employment or other engagement with such Group Company.

(e)               Each Group Company has taken reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned or Processed by any Group Company. Without limiting the foregoing, each Group Company has not disclosed any material trade secrets, know-how or confidential information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge, there has been no violation or unauthorized access to or unauthorized disclosure of any material trade secrets, know-how or confidential information of or in the possession of or Processed by any Group Company, or of any written obligations with respect to such.

(f)                To the Company’s knowledge, neither the conduct of the business of the Group Companies nor any of the Company Products nor the design, development, use, offer for sale, sale or other exploitation of any Company Product infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates any Intellectual Property Rights of any other Person, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(g)               Since January 1, 2018, there is no Proceeding pending nor has any Group Company received any written communications or, to the Company’s knowledge, any other communications (i) alleging that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property or (iii) inviting any Group Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Group Companies or to the conduct of the business of the Group Companies, in each case in clauses (i) to (iii), except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(h)               To the Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Company Owned Intellectual Property in any material respect. Since January 1, 2018, no Group Company has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property in any material respect.

(i)                 To the Company’s knowledge, each Group Company has obtained, possesses and is in compliance with valid licenses to use all of third-party Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such Group Company and/or its employees in connection with the Group Company business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as whole. No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or Software development contractors who are subject to confidentiality obligations, any of the source code that is Company Owned Intellectual Property, and no other Person has any right to, contingent or otherwise, including obtaining access to or using, any such source code. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the delivery, license or disclosure of any source code that is owned by a Group Company or otherwise constitutes Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or Software development contractor of a Group Company subject to confidentiality obligations with respect thereto.

(j)                No Software that is licensed under a Public Software license has been used, licensed or distributed by or on behalf of any of the Group Companies in a manner that (i) requires any Company Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grants, or requires any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned Intellectual Property, (iii) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Owned Intellectual Property or (iv) otherwise imposes any material limitation, restriction or condition on the right or ability of any Group Company to use, hold for use, license, host, distribute or otherwise dispose of any Company Owned Intellectual Property, other than compliance with notice and attribution requirements. The Group Companies are and have been in material compliance with all applicable licenses for all Public Software that is used in, incorporated into, combined with, linked with, distributed with, provided to any Person as a service in connection with, provided via a network as a service or application in connection with, or made available with, any Company Product.

Section 3.14          Labor Matters.

(a)                Since January 1, 2018, none of the Group Companies (A) has or has had any material Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), and (B) has or has had any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice).

(b)                No Group Company is a party to or bound by any CBA and no employees of any Company Group are represented by any labor union, labor organization, works council, or similar collective-bargaining representative with respect to their employment. There is no duty on the part of any Group Company to bargain with any labor union, labor organization, works council, or similar collective-bargaining representative in connection with the execution and delivery of this Agreement , the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby. Since January 1, 2018, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material labor grievances, material labor arbitrations, strikes, lockouts, work stoppages, slowdowns or other material labor disputes against or involving any Group Company. To the Company’s knowledge, since January 1, 2018, there have been no labor organizing activities with respect to any employees of any Group Company.

(c)            Except for as set forth on Section 3.14(c) of the Company Disclosure Schedules, no facility closure or shutdown (whether voluntary or by Order), material reduction- in-force, furlough, or temporary layoff, material reduction in salary or wages, or other material workforce changes affecting employees of the Group Companies has occurred since January 1, 2020 or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19.

(d)               To the Company’s knowledge, each Group Company has investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations against any employee with the title of “director” or above that it has received since January 1, 2018, and the Group Companies do not reasonably expect any material Liability with respect to any such allegations.

Section 3.15          Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to Tailwind. As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.16         Tax Matters.

(a)                Each Group Company has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(b)                Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c)                No Group Company is currently the subject of a Tax audit or examination or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(d)             No Group Company has consented in writing to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e)                No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

(f)                No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)            There are no Liens for material Taxes on any assets of the Group Companies other than Permitted Liens.

(h)               During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 as relates to Section 355).

(i)             No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or any affiliated, combined, consolidated, aggregate, unitary or other group under applicable Law (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any material Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(j)             No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k)                No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes, in each case except for Contracts and partnerships entirely among Group Companies.

(l)                 Each Group Company is Tax resident only in its jurisdiction of formation.

(m)               No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n)                Section 3.16(b) of the Company Disclosure Schedules sets forth a list of the entity classification of each Group Company for U.S. federal and applicable state and local income Tax purposes, and, unless otherwise noted on Schedule 3.16(n), each entity has had such classifications at all times since its incorporation or formation, as applicable.

Section 3.17       Brokers. Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.

Section 3.18        Real and Personal Property.

(a)               No Group Company owns any real property.

(b)              Section 3.18(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases (including all material amendments, extensions, renewals and guaranties with respect thereto) have been made available to Tailwind. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any counterparty under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a material modification or acceleration thereof, by any counterparty to any Real Property Lease. The Group Companies’ possession and quiet enjoyment of the Leased Real Property under any Real Property Lease has not been materially disturbed, and to the Company’s knowledge, there are no material disputes with respect to any Real Property Lease.

(c)               Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Group Companies reflected in the Company Signing Financial Statements or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business.

Section 3.19       Transactions with Affiliates. Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any material asset or property used in any Group Company’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, vendor, partner, customer, lessor or other material business relation of any Group Company, (C) is a supplier, vendor, partner, customer, lessor, or other material business relation of any Group Company or (D) owes any material amount to, or is owed any material amount by, any Group Company (other than accrued compensation, employee benefits, employee or director expense reimbursement, in each case, in the ordinary course of business or pursuant to any transaction entered into after the date of this Agreement that is either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 3.19) are referred to herein as “Company Related Party Transactions”.

Section 3.20       Data Privacy and Security.

(a)               Each Group Company has implemented adequate written policies relating to the Processing of Personal Data as and to the extent required by applicable Privacy and Security Requirements.

(b)               There is (and since January 1, 2018 there has been) no material Proceeding pending or, to the Company’s knowledge, threatened against any Group Company initiated by any Person (including (i) the United States Federal Trade Commission, any state attorney general or similar state official, (ii) any other Governmental Entity, foreign or domestic or (iii) any regulatory or self-regulatory entity) alleging that any Processing of Personal Data by or on behalf of a Group Company is or was in violation of any Privacy and Security Requirements, nor, to the Company’s knowledge, is there (nor since January 1, 2018 has there been) a reasonable basis for the foregoing.

(c)               To Company’s knowledge, since January 1, 2018, (i) there has been no material Security Incidents with respect to any Company IT Systems, Personal Data, or Company Products, (ii) there has been no unauthorized access to, or use, disclosure, or Processing of Personal Data or any trade secrets, know-how or material confidential information of or in the possession or control of any Group Company or any of its contractors with regard to any Personal Data obtained from or on behalf of a Group Company, and (iii) none of the Group Companies has notified or been required to notify any Person of any (A) loss, theft or damage of, or (B) other unauthorized or unlawful access to, or use, disclosure or other Processing of, Personal Data, except, in each case, as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(d)               Each Group Company owns or has license to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted. The Group Companies have taken reasonable precautions to protect the confidentiality, integrity and security of the Company IT Systems and all information stored or contained therein or transmitted thereby from any loss, theft, or unauthorized disclosure, use, access, interruption or modification by any Person. To Company’s knowledge, all Company IT Systems are (i) free from any Malicious Code, material defect, bug or programming, design or documentation error and (ii) in sufficiently good working condition to effectively perform all material information technology operations necessary for the operation of the Business (except for ordinary wear and tear). Since January 1, 2018, there have not been any material failures, breakdowns or continued substandard performance of any Company IT Systems that have caused a material failure or disruption of the Company IT Systems. The Group Companies have implemented, maintained and tested adequate and commercially reasonable disaster recovery procedures and facilities for the Business and all Data material to the respective businesses of the Group Companies has been regularly backed-up in an encrypted manner and tested for restoration.

(e)               The Group Companies (i) engage and have engaged in, directly or indirectly, Data Processing only with respect to such Data as they are authorized to so engage (or to cause such Processing, as applicable) by Law and, as applicable, Contract, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, and (ii) have implemented reasonable safeguards designed to prevent unauthorized use or disclosure of such Data. The Group Companies have, with respect to all such Data that is subjected to any Processing directly or indirectly by the Group Companies in the course of operating the Business, all rights necessary to conduct the operation of the Business as then-currently conducted, in all material respects.

Section 3.21       Compliance with International Trade & Anti-Corruption Laws.

(a)               None of the Group Companies, any of their respective officers, directors or employees or, to the Company’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, since January 1, 2018, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is or has, since January 1, 2018, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).

(b)               None of the Group Companies, any of their respective officers, directors or employees or, to the Company’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing has, since January 1, 2018, directly or indirectly, (i) made, offered, authorized, facilitated, solicited, promised, paid or received any unlawful contribution, gift, entertainment, bribes, kickbacks, financial or other advantage, or anything else of value, regardless of form or amount, to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate, (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws or (iv) been the subject of any Proceeding or disclosure regarding any violation or alleged violation under Sanctions and Export Control Laws or Anti-Corruption Laws, and no such Proceeding is pending or, to the Company’s knowledge, has been threatened.

Section 3.22       Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing Tailwind Stockholders or at the time of the Tailwind Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.23       Investigation; No Other Representations.

(a)               The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Tailwind Parties and (ii) it has been furnished with or given access to such documents and information about the Tailwind Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b)               In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any Tailwind Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the Tailwind Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 3.24       EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY TAILWIND PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 3, Section 8.19(e) OR THE ANCILLARY DOCUMENTS, NEITHER The Company NOR ANY OTHER PERSON MAKES, and the company EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF the TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO ANY Tailwind PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OR ON BEHALF OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY Tailwind PARTY IN EXECUTING, DELIVERING or PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Except for the representations and warranties expressly set forth in THIS article 3, Section 8.19(e) OR the ancillary DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY Tailwind PARTY IN EXECUTING, DELIVERING or PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS or THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE TAILWIND
PARTIES

(a) Subject to Section 8.8, except as set forth on the Tailwind Disclosure Schedules, or (b) except as set forth in any Tailwind SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), each Tailwind Party, jointly and severally, hereby represents and warrants to the Company as follows:

Section 4.1           Organization and Qualification. Each Tailwind Party is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable).

Section 4.2         Authority. Each Tailwind Party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Tailwind Stockholder Approval and the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, the execution and delivery of this Agreement, the Ancillary Documents to which a Tailwind Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate, limited liability company or other similar action on the part of such Tailwind Party. This Agreement has been and each Ancillary Document to which a Tailwind Party is or will be a party will be, upon execution thereof, duly and validly executed and delivered by such Tailwind Party and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of such Tailwind Party (assuming this Agreement has been and the Ancillary Documents to which such Tailwind Party is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto), enforceable against such Tailwind Party in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.3           Consents and Requisite Governmental Approvals; No Violations.

(a)               No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of a Tailwind Party with respect to such Tailwind Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of NYSE to permit the Tailwind Shares to be issued in connection with the transactions contemplated by this Agreement and the Ancillary Documents to be listed on NYSE, (iv) the filing of the Certificate of Merger, (v) the filing of the Post-Closing Tailwind Certificate of Incorporation pursuant to Section 5.22(a), (vi) the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, (vii) the Tailwind Stockholder Approval or (viii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Tailwind Material Adverse Effect.

(b)               None of the execution or delivery by a Tailwind Party of this Agreement or any Ancillary Document to which it is or will be a party, the performance by a Tailwind Party of its obligations hereunder or thereunder or the consummation by a Tailwind Party of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of a Tailwind Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which a Tailwind Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such Tailwind Party or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of a Tailwind Party, except in the case of any of clauses (ii) through (iv) above, as would not have a Tailwind Material Adverse Effect.

Section 4.4           Brokers. Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the Tailwind Disclosure Schedules (which fees shall be the sole responsibility of the Tailwind, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Tailwind Party for which a Tailwind Party has any obligation.

Section 4.5           Information Supplied. None of the information supplied or to be supplied by or on behalf of either Tailwind Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing Tailwind Stockholders or at the time of the Tailwind Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6           Capitalization of the Tailwind Parties.

(a)               Section 4.6(a) of the Tailwind Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding Tailwind Shares. All outstanding Equity Securities of Tailwind (except to the extent such concepts are not applicable under the applicable Law of Tailwind’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) have been duly authorized and validly issued and all of the issued and outstanding Tailwind Shares are fully paid and non-assessable. Such Equity Securities (i) were not issued in violation of the Governing Documents of Tailwind and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of Tailwind) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the Tailwind Shares set forth on Section 4.6(a) of the Tailwind Disclosure Schedules (assuming that no Tailwind Stockholder Redemptions are effected) and the Tailwind Warrants, immediately prior to Closing and before giving effect to the PIPE Financing, there shall be no other Equity Securities of Tailwind issued and outstanding.

(b)               Immediately after the Effective Time, (i) the authorized capital stock of Tailwind will consist of 500,000,000 Tailwind Shares and 1,000,000 shares of preferred stock, par value $0.0001 per share, and (ii) all of the issued and outstanding Tailwind Shares (A) will be duly authorized, validly issued, fully paid and nonassessable, (B) will have been issued in compliance in all material respects with applicable Law and (C) will not have been issued in breach or violation of any preemptive rights or Contract to which Tailwind is a party or bound.

(c)               Except (i) for the Tailwind Warrants or (ii) as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise either permitted pursuant to Section 5.10 or issued, granted or entered into, as applicable, in accordance with Section 5.10, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require Tailwind to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Tailwind.

(d)               The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by Tailwind free and clear of all Liens (other than transfer restrictions under applicable Securities Law). As of the date of this Agreement, Tailwind has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.

Section 4.7           SEC Filings. Tailwind has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Tailwind SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional Tailwind SEC Reports”). Each of the Tailwind SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional Tailwind SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Tailwind SEC Reports or the Additional Tailwind SEC Reports (for purposes of the Additional Tailwind SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of their respective dates of filing, the Tailwind SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Tailwind SEC Reports.

Section 4.8           Trust Account. As of the date of this Agreement, Tailwind has an amount in cash in the Trust Account equal to at least $334,000,000. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated September 9, 2020 (the “Trust Agreement”), between Tailwind and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Tailwind SEC Reports to be inaccurate in any material respect or, to Tailwind’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing Tailwind Stockholders who shall have elected to redeem their Tailwind Class A Shares pursuant to the Governing Documents of Tailwind or (iii) if Tailwind fails to complete a business combination within the allotted time period set forth in the Governing Documents of Tailwind and liquidates the Trust Account, subject to the terms of the Trust Agreement, Tailwind (in limited amounts to permit Tailwind to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of Tailwind) and then the Pre-Closing Tailwind Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Tailwind and the Trust Agreement. As of the date of this Agreement, Tailwind has performed all material obligations required to be performed by it, and is not in material default, under the Trust Agreement, and, to Tailwind’s knowledge, no event has occurred which (with due notice or lapse of time or both) would constitute a material default under the Trust Agreement. As of the date of this Agreement, there are no Proceedings pending with respect to the Trust Account. Since September 9, 2020, Tailwind has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby (including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing Tailwind Stockholders who have elected to redeem their Tailwind Class A Shares pursuant to the Governing Documents of Tailwind, each in accordance with the terms of and as set forth in the Trust Agreement), Tailwind shall have no further obligation under either the Trust Agreement or the Governing Documents of Tailwind to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.9           Transactions with Affiliates. Section 4.9 of the Tailwind Disclosure Schedules sets forth all Contracts between (a) Tailwind, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of Tailwind or the Tailwind Sponsor, on the other hand (each Person identified in this clause (b), an “Tailwind Related Party”), other than (i) Contracts with respect to a Tailwind Related Party’s employment with, or the provision of services to, Tailwind entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation) and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10. No Tailwind Related Party (A) owns any interest in any material asset or property used in the business of Tailwind, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, vendor, partner, customer, lessor or other material business relation of Tailwind or (C) owes any material amount to, or is owed any material amount by, Tailwind (other than accrued compensation, employee benefits, employee or director expense reimbursement, in each case, in the ordinary course of business or pursuant to a transaction entered into after the date of this Agreement that is either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 4.9) are referred to herein as “Tailwind Related Party Transactions”.

Section 4.10       Litigation. As of the date of this Agreement, there is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to Tailwind’s knowledge, threatened against or involving any Tailwind Party that, if adversely decided or resolved, would be material to the Tailwind Parties, taken as a whole. As of the date of this Agreement, none of the Tailwind Parties nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by any Tailwind Party pending against any other Person.

Section 4.11       Compliance with Applicable Law. Each Tailwind Party is (and since its organization, incorporation or formation, as applicable, has been) in compliance with all applicable Laws, except as would not have a Tailwind Material Adverse Effect.

Section 4.12       Merger Sub Activities. Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents, the performance of its covenants and agreements in this Agreement and the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to, or incurred in connection with, its organization, incorporation or formation, as applicable, its continuing corporate (or similar) existence or the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

Section 4.13       Internal Controls; Listing; Financial Statements.

(a)               Except as is not required in reliance on exemptions from various reporting requirements by virtue of Tailwind’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Tailwind has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Tailwind’s financial reporting and the preparation of Tailwind’s financial statements for external purposes in accordance with GAAP and (ii) Tailwind has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Tailwind is made known to Tailwind’s principal executive officer and principal financial officer by others within Tailwind.

(b)                Tailwind has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c)            Since its initial public offering, Tailwind has complied in all material respects with all applicable listing and corporate governance rules and regulations of NYSE. The classes of securities representing issued and outstanding Tailwind Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. As of the date of this Agreement, there is no material Proceeding pending or, to Tailwind’s knowledge, threatened against Tailwind by NYSE or the SEC with respect to any intention by such entity to deregister Tailwind Class A Shares or prohibit or terminate the listing of Tailwind Class A Shares on NYSE. Tailwind has not taken any action that is designed to terminate the registration of Tailwind Class A Shares under the Exchange Act.

(d)               The Tailwind SEC Reports contain true and complete copies of the applicable Tailwind Financial Statements. The Tailwind Financial Statements (i) fairly present in all material respects the financial position of Tailwind as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (iii) in the case of the audited Tailwind Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e)               Tailwind has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Tailwind’s and its Subsidiaries’ assets. Tailwind maintains and, for all periods covered by the Tailwind Financial Statements, has maintained books and records of Tailwind in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Tailwind in all material respects.

(f)                Since its incorporation, Tailwind has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of Tailwind, (ii) a “material weakness” in the internal controls over financial reporting of Tailwind or (iii) fraud, whether or not material, that involves management or other employees of Tailwind who have a significant role in the internal controls over financial reporting of Tailwind.

Section 4.14       No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.14 of the Tailwind Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Tailwind Expenses and any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any stockholder demand or other stockholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (c) in the case of Merger Sub, incurred in connection with or incident or related to its organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (d) set forth or disclosed in the Tailwind Financial Statements, (e) that have arisen since the date of the most recent balance sheet included in the Tailwind SEC Reports in the ordinary course of business, (f) that are either permitted pursuant to Section 5.10 or incurred in accordance with Section 5.10, or (g) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the Tailwind Parties, taken as a whole, the Tailwind Parties do not have any Liabilities.

Section 4.15       Tax Matters.

(a)               Tailwind has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and Tailwind has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b)               Tailwind has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c)               Tailwind is not currently the subject of a Tax audit or examination and has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d)               Tailwind has not consented in writing to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.

(e)               No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any Tailwind Party which agreement or ruling would be effective after the Closing Date.

(f)                None of the Tailwind Parties is and none of the Tailwind Parties has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)               Each Tailwind Party is Tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(h)               No Tailwind Party (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or any affiliated, combined, consolidated, aggregate, unitary or other group under state, local or non-United States Law (other than a group the common parent of which was a Tailwind Party) or (ii) has any material Liability for the Taxes of any Person (other than a Tailwind Party) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(i)                 No Tailwind Party has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(j)                 No written claims have ever been made by any Tax Authority in a jurisdiction where a Tailwind Party does not file Tax Returns that such Tailwind Party is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k)               No Tailwind Party is or has been a “foreign person” as defined at 31 C.F.R. § 800.224.

Section 4.16       Compliance with International Trade & Anti-Corruption Laws

(a)               Since Tailwind’s incorporation, neither Tailwind nor, to Tailwind’s knowledge, any of its Representatives or any other Persons acting for or on behalf of Tailwind, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) - (iii) or any country or territory which is or has, since Tailwind’s incorporation, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).

(b)               Since Tailwind’s incorporation, neither Tailwind nor, to Tailwind’s knowledge, any of its Representatives or any other Persons acting for or on behalf of Tailwind has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 4.17       Investigation; No Other Representations.

(a)               Each Tailwind Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b)               In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each Tailwind Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3, Section 8.19(e) and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and each Tailwind Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3, Section 8.19(e) and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.18       EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO the COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 4 OR THE ANCILLARY DOCUMENTS, NONE OF THE Tailwind PARTIES OR ANY OTHER PERSON MAKES, and EACH Tailwind PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF the TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE Tailwind PARTIES THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE Tailwind PARTIES BY OR ON BEHALF OF THE MANAGEMENT OF ANY Tailwind PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY or THEREBY. Except for the representations and warranties expressly set forth in Article 4 or the ancillary DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY Tailwind party ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY Tailwind PARTY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING or PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS or THE TRANSACTIONS CONTEMPLATED Hereby or thereby.

Article 5

COVENANTS

Section 5.1           Conduct of Business of the Company.

(a)               From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by Tailwind (such consent not to be unreasonably withheld, conditioned or delayed), (i) operate the business of the Group Companies in the ordinary course in all material respects and (ii) use reasonable best efforts to maintain and preserve intact the business organization, assets, properties and business relations of the Group Companies.

(b)               Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by Tailwind (such consent, other than in the case of Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iv)(A), Section 5.1(b)(v), Section 5.1(b)(vii) (but only to the extent relating to any Material Contract of the type described in Section 3.7(a)(v), Section 3.7(a)(ix), or Section 3.7(a)(xi)(B)), Section 5.1(b)(viii), Section 5.1(b)(xii), Section 5.1(b)(xiv), Section 5.1(b)(xv) or Section 5.1(b)(xvii) (to the extent related to any of the foregoing), not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i)                 declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase or redeem any outstanding Equity Securities of any Group Company, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii)              (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof, other than the Pipeline Acquisitions in accordance with Section 5.21;

(iii)             adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents or the Company Stockholders Agreements;

(iv)             (A) sell, assign, abandon, lease, license or otherwise dispose of any material assets or properties of the Group Companies, other than inventory or obsolete equipment in the ordinary course of business, or (B) create, subject or incur any Lien any material assets or properties of the Group Companies (other than any Permitted Liens);

(v)               transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than, prior to the delivery of the Allocation Schedule pursuant to Section 2.3(b), the issuance of the Company Common Shares upon the exercise of any Company Options outstanding as of the date of this Agreement in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement;

(vi)             incur, create or assume any Indebtedness, other than (A) ordinary course trade payables and (B) indebtedness to the Bridge Investors under the Bridge Financing Agreement, which will be satisfied and discharged in full if the Effective Time occurs on the terms, and subject to the conditions, under each applicable Bridge Financing Agreement;

(vii)          (A) amend, modify or terminate any Material Contract of the type described in Section 3.7(a)(iv), Section 3.7(a)(v), Section 3.7(a)(ix), Section 3.7(a)(x) or Section 3.7(a)(xi)(B) (such types of Material Contracts, collectively, the “Designated Material Contracts”) (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any Designated Material Contract pursuant to its terms or entering into additional work or purchase orders pursuant to, and in accordance with the terms of, any Designated Material Contract), (B) waive any material benefit or right under any Designated Material Contract or (C) enter into any Contract that would constitute a Designated Material Contract;

(viii)           make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries and (B) the reimbursement of expenses of employees in the ordinary course of business consistent with past practice;

(ix)             except as required under the terms of any Employee Benefit Plan of any Group Company that is set forth on the Section 3.11(a) of the Company Disclosure Schedules, (A) amend, modify, adopt, enter into or terminate any material Employee Benefit Plan of any Group Company or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) materially increase or decrease the compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company whose annual base salary or base compensation is in excess of $250,000 or (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company;

(x)               make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(xi)             enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies in excess of $500,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or Tailwind or any of its Affiliates after the Closing);

(xii)            authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company;

(xiii)           change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(xiv)           enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Document;

(xv)             make any Change of Control Payment that is not set forth on Section 5.1(b)(xv) of the Company Disclosure Schedules;

(xvi)            (A) enter into any CBA or recognize any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Group Company or (B) implement or announce any employee layoffs, plant closings, reductions in force, furloughs or other similar actions that would require notice under WARN; or

(xvii)           enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give Tailwind, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing, (b) any action taken, or omitted to be taken, by any Group Company to the extent such act or omission is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with any Law, Order, directive, pronouncement or guideline issued by a Governmental Entity providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, COVID-19 shall in no event be deemed to constitute a breach of this Section 5.1 and (c) any action taken, or omitted to be taken, by any Group Company to the extent that the Company Board reasonably determines that such act or omission is necessary in response to COVID-19 to maintain and preserve in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole, shall not be deemed to constitute a breach of this Section 5.1; provided, however, (i) in the case of each of clause (b) and (c), the Company shall give Tailwind prior written notice of any such act or omission to the extent reasonably practicable, which notice shall describe in reasonable detail the act or omission and the reason(s) that such act or omission is being taken, or omitted to be taken, pursuant to clause (b) or (c) and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this clause (i), the Company shall instead give such written notice to Tailwind promptly after such act or omission and (ii) in no event shall clause (b) or (c) be applicable to any act or omission of the type described in Section 5.1(b)(i) through Section 5.1(b)(v), Section 5.1(b)(vii), Section 5.1(b)(viii), Section 5.1(b)(ix)(C), Section 5.1(b)(xii) through Section 5.1(b)(xv) or Section 5.1(b)(xvii) (to the extent related to any of the foregoing).

Section 5.2           Efforts to Consummate.

(a)               Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement, and (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the PIPE Subscription Agreements). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents (such Consents, the “Third-Party Consents”). (A) The Company and Tailwind shall each bear fifty percent (50%) of the HSR Act filing fee, any filing fees or other costs payable to a Governmental Entity in connection the preparation, filing or mailing of the Registration Statement / Proxy Statement and any printing, mailing or similar fees or costs in connection with the preparation, filing or mailing of the Registration Statement / Proxy Statement and (B) subject to Section 8.6 and the immediately preceding clause (A), each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any Third-Party Consents. Each Party shall (x) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event within five (5) Business Days) following the date of this Agreement and (y) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. Tailwind shall promptly inform the Company of any communication between any Tailwind Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform Tailwind of any communication between the Company or the Company Stockholder Representative, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of Tailwind and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (1) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (2) terminate, amend or assign existing relationships and contractual rights or obligations, (3) amend, assign or terminate existing licenses or other agreements or (4) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with Tailwind’s and the Company’s prior written consent.

(b)               From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the Tailwind Parties, on the one hand, and the Company and the Company Stockholder Representative, on the other hand, shall give counsel for the Company (in the case of any Tailwind Party) or Tailwind (in the case of the Company or the Company Stockholder Representative), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any Tailwind Party, the Company, or, in the case of the Company or the Company Stockholder Representative, Tailwind in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any Tailwind Party, the Company, or, in the case of the Company or the Company Stockholder Representative, Tailwind, the opportunity to attend and participate in such meeting or discussion.

(c)               Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

(d)               From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Tailwind, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Tailwind, Tailwind or any of its Representatives (in their capacity as a Representative of Tailwind) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a Representative of Tailwind). Tailwind and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other; provided, however, that (x) in no event shall the Group Company or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of Tailwind (not to be unreasonably withheld, conditioned or delayed), and in no event shall Tailwind or any of its Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, that it shall be deemed to be reasonable for Tailwind or the Company, as applicable, to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of the Tailwind Party and/or any of its Representatives (in the case of any consent by Tailwind) or the Company and/or any of its Representatives (in the case of any consent by the Company) that is or are, as applicable, the subject of such Transaction Litigation (if any), (B) provides for (x) any cash payment that is payable by any Tailwind Party or any of its Representatives (in the case of any consent by Tailwind) or the Company or any of its Representatives (in the case of any consent by the Company) or would otherwise constitute a Liability of any Tailwind Party of any of its Representatives (in the case of Tailwind) or the Company or any of its Representatives (in the case of any consent by the Company) or (y) any non-monetary, injunctive, equitable or similar relief against any Tailwind Party or any of its Representatives (in the case of any consent by Tailwind) or the Company or any of its Representatives (in the case of any consent by the Company) or (C) contains an admission of wrongdoing or Liability by any Tailwind Party or any of its Representatives (in the case of any consent by Tailwind) or the Company or any of its Representatives (in the case of any consent by the Company).

Section 5.3           Confidentiality and Access to Information.

(a)               The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained in this Agreement or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b)                From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to Tailwind and its Representatives during normal business hours reasonable access to the directors, officers, books and records and properties of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required to provide to Tailwind or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and any Tailwind Party or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

(c)               From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, Tailwind shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Tailwind Parties (in a manner so as to not interfere with the normal business operations of the Tailwind Parties). Notwithstanding the foregoing, Tailwind shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Tailwind Party is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Tailwind Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Tailwind Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), Tailwind shall use, and shall cause the other Tailwind Parties to use, reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if a Tailwind Party, the Tailwind Sponsor or any of their respective Representatives, on the one hand, and any Group Company, the Company Stockholder Representative or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that Tailwind shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

(d)               The Parties hereby acknowledge and agree that the Confidentiality Agreement shall be automatically terminated effective as of the Closing without any further action by any Party or any other Person.

Section 5.4               Public Announcements.

(a)               Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and Tailwind or, after the Closing, Tailwind and the Tailwind Sponsor; provided, however, that each Party, the Tailwind Sponsor and their respective Representatives may issue or make, as applicable, any such press release, public announcement or other communication (i) if such press release, public announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party or its applicable Representatives shall, unless and to the extent prohibited by such applicable Law, (x) if the disclosing Person is a Tailwind Party or a Representative of a Tailwind Party, reasonably consult with the Company in connection therewith and provide the Company with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith, or (y) if the disclosing Party is the Company, the Company Stockholder Representative or a Representative of the Company or the Company Stockholder Representative, reasonably consult with Tailwind in connection therewith and provide Tailwind with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith, or (B) after the Closing, the disclosing Party or its applicable Representatives shall, unless and to the extent prohibited by such applicable Law, (x) if the disclosing Person is the Tailwind Sponsor or a Representative of the Tailwind Sponsor, reasonably consult with Tailwind in connection therewith and provide Tailwind with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith, (y) if the disclosing Person is the Company Stockholder Representative or a Representative of the Company Stockholder Representative, reasonably consult with Tailwind and the Tailwind Sponsor in connection therewith and provide Tailwind and the Tailwind Sponsor with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith, and (z) if the disclosing Person is Tailwind or a Representative of Tailwind, reasonably consult with the Tailwind Sponsor in connection therewith and provide the Tailwind Sponsor with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith, (ii) to the extent such press release, public announcements or other communications contain only information previously disclosed in a press release, public announcement or other communication previously made in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Tailwind Parties and their respective Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect former, current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities.

(b)               The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and Tailwind prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, Tailwind shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Tailwind shall consider such comments in good faith. The Company, on the one hand, and Tailwind, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Tailwind, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by Tailwind and the Company prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Tailwind shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and Tailwind prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Tailwind, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5               Tax Matters.

(a)               Tax Treatment.

(i)                 The Parties intend that the Merger shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code, and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Merger to so qualify and shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), such treatment unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(ii)              Tailwind and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The Parties shall not take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Intended Tax Treatment.

(b)               Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or Tax Proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c)               Transfer Taxes. If the Effective Time occurs, Transfer Taxes, if any, shall be borne by Tailwind.

Section 5.6               Exclusive Dealing.

(a)               From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or make any filings with the SEC in connection with a public offering of any Equity Securities or other securities of any Group Company (or any Affiliate or successor of any Group Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than the Tailwind Parties) to do or seek to do any of the foregoing. The Company agrees to (A) notify Tailwind promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep Tailwind reasonably informed on a current basis of any modifications to such offer or information.

(b)               From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Tailwind Parties shall not, and each of them shall cause their Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Tailwind Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Tailwind Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Tailwind Acquisition Proposal; or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than any Group Company) to do or seek to do any of the foregoing. Tailwind agrees to (A) notify the Company promptly upon receipt of any Tailwind Acquisition Proposal by any Tailwind Party, and to describe the material terms and conditions of any such Tailwind Acquisition Proposal in reasonable detail (including the identity of any person or entity making such Tailwind Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information.

For the avoidance of doubt, it is understood and agreed that the covenants and agreements contained in this Section 5.6 shall not prohibit the Company, any Tailwind Party or any of their respective Representatives from taking any actions in the ordinary course that are not otherwise in violation of this Section 5.6 (such as answering phone calls) or informing any Person inquiring about a possible Company Acquisition Proposal or Tailwind Acquisition Proposal, as applicable, of the existence of the covenants and agreements contained in this Section 5.6.

Section 5.7              Preparation of Registration Statement / Proxy Statement. As promptly as reasonably practicable following the date of this Agreement, Tailwind and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of Tailwind or the Company, as applicable), and Tailwind shall file with the SEC (which, for the avoidance of doubt, shall be no earlier than the delivery of the Initial Required Closing Financial Statements by the Company to Tailwind pursuant to Section 5.17(a)), the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of Tailwind which will be included therein and which will be used for the Tailwind Stockholders Meeting to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by Tailwind’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and NYSE). Each of Tailwind and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. Tailwind, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for inclusion in any other statement, filing, notice or application made by or on behalf of Tailwind to the SEC or NYSE in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including delivering customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement (including any such information with respect to either Pipeline Acquisition, the Sentar Closing Financial Statements or the RPC Tyche Closing Financial Statements), then (i) such Party shall promptly inform, in the case of any Tailwind Party, the Company, or, in the case of the Company or the Company Stockholder Representative, Tailwind, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of Tailwind, the Company, or, in the case of the Company, Tailwind (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) Tailwind shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing Tailwind Stockholders. Tailwind shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Tailwind Shares for offering or sale in any jurisdiction, and Tailwind and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.8               Tailwind Stockholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, Tailwind shall (a) duly give notice of and (b) use reasonable best efforts to duly convene and hold a meeting of its stockholders (the “Tailwind Stockholders Meeting”) in accordance with the Governing Documents of Tailwind, for the purposes of obtaining the Tailwind Stockholder Approval and, if applicable, any approvals related thereto and providing its applicable stockholders with the opportunity to elect to effect a Tailwind Stockholder Redemption. Except as otherwise required by applicable Law, (i) Tailwind shall, through the unanimous approval of the Tailwind Board, recommend to its Stockholders (the “Tailwind Board Recommendation”), (A) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (B) the adoption and approval of the issuance of the Tailwind Shares in connection with the transactions contemplated by this Agreement as required by NYSE listing requirements (the “NYSE Proposal”); (C) the adoption and approval of the Post-Closing Tailwind Certificate of Incorporation (the “Required Governing Document Proposal”); (D) the adoption and approval of certain differences between the Pre-Closing Tailwind Governing Documents and the proposed Post-Closing Tailwind Certificate of Incorporation and the proposed Post-Closing Tailwind Bylaws (collectively, the “Other Governing Document Proposals”); (E) the adoption and approval of the Tailwind Incentive Equity Plan (the “Incentive Equity Plan Proposal”); (F) the adoption and approval of each other proposal that either the SEC or NYSE (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (G) the adoption and approval of each other proposal reasonably agreed to by Tailwind and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (H) the adoption and approval of a proposal for the postponement or adjournment of the Tailwind Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (H), collectively, the “Transaction Proposals”), and (ii) Tailwind shall include such recommendation contemplated by clause (i) in the Registration Statement / Proxy Statement. Notwithstanding the foregoing or anything to the contrary herein, Tailwind may postpone or adjourn the Tailwind Stockholders Meeting (1) to solicit additional proxies for the purpose of obtaining the Tailwind Stockholder Approval, (2) for the absence of a quorum, (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Tailwind has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing Tailwind Stockholders prior to the Tailwind Stockholders Meeting or (4) if the holders of Tailwind Class A Shares have elected to redeem a number of Tailwind Class A Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.1(h) not being satisfied; provided that, without the consent of the Company, in no event shall Tailwind adjourn the Tailwind Stockholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. Except as otherwise required by applicable Law, Tailwind covenants that none of the Tailwind Board or Tailwind nor any committee of the Tailwind Board shall withdraw or modify, or propose publicly or by formal action of the Tailwind Board, any committee of the Tailwind Board or Tailwind to withdraw or modify, in a manner adverse to the Company, the Tailwind Board Recommendation or any other recommendation by the Tailwind Board or Tailwind of the proposals set forth in the Registration Statement / Proxy Statement.

Section 5.9               Merger Sub Stockholder Approval. As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, Tailwind, as the sole stockholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.10             Conduct of Business of Tailwind. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Tailwind shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the PIPE Financing), as required by applicable Law, as set forth on Section 5.10 of the Tailwind Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a)              adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any Tailwind Party;

(b)              declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, its Equity Securities, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding of its Equity Securities;

(c)               split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(d)               incur, create or assume any Indebtedness, except for Indebtedness for borrowed money in an amount not to exceed $1,500,000 in the aggregate;

(e)              make any loans or advances to, or capital contributions in, any other Person, other than to, or in, Tailwind or any of its Subsidiaries;

(f)               issue any Equity Securities or grant any additional options or stock appreciation rights with respect to its Equity Securities;

(g)               (i) amend, modify or renew any Tailwind Related Party Transaction, or (ii) enter into any Contract that would constitute a Tailwind Related Party Transaction;

(h)             engage in any activities or business, or incur any material Liabilities, other than any activities, businesses or Liabilities that are either permitted under this Section 5.10 (including, for the avoidance of doubt, any activities, businesses or Liabilities contemplated by, incurred in connection with or that are otherwise incidental or attendant to this Agreement or any Ancillary Document, the performance of any covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby) or in accordance with this Section 5.10;

(i)                authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(j)               enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement; or

(k)              enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of any Tailwind Party and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, any Tailwind Party from using the funds held by a Tailwind Party outside the Trust Account to pay any Tailwind Expenses or other Liabilities of any Tailwind Party or from otherwise distributing or paying over any funds held by Tailwind outside the Trust Account to the Tailwind Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.11            NYSE Listing. Tailwind shall use its reasonable best efforts to (a) cause the Tailwind Shares issuable in accordance with this Agreement and the transactions contemplated hereunder to be approved for listing on NYSE, subject to official notice of issuance thereof, and (b) to satisfy any applicable initial and continuing listing requirements of NYSE, in each case as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. The Company shall, and shall cause its Representatives to, reasonably cooperate with Tailwind and its Representatives in connection with the foregoing.

Section 5.12            Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, Tailwind shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders of Tailwind pursuant to the Tailwind Stockholder Redemption, (B) pay the amounts due to the underwriters of Tailwind’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to Tailwind in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13            Transaction Support Agreements; Company Stockholder Approval.

(a)               As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement (the “Transaction Support Agreement Deadline”), the Company shall deliver, or cause to be delivered, to Tailwind the Transaction Support Agreements duly executed by each Supporting Company Stockholder.

(b)               As promptly as reasonably practicable (and in any event within one (1) Business Day) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act (the “Company Stockholder Written Consent Deadline”), the Company shall obtain and deliver to Tailwind a true and correct copy of a written consent (in form and substance reasonably satisfactory to Tailwind) approving this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) that is duly executed by the Company Stockholders that hold at least the requisite number of issued and outstanding Company Common Shares and Voting Company Preferred Shares required to approve and adopt such matters in accordance with the DGCL, the Company’s Governing Documents and the Company Stockholders Agreements (the “Company Stockholder Written Consent”). The Company, through the unanimous approval of the Company Board, shall recommend to the holders of Company Shares the approval and adoption of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) (the “Company Board Recommendation”).

(c)               Promptly following the receipt of the Company Stockholder Written Consent, the Company shall prepare and deliver to each Company Stockholder who has not executed and delivered the Company Stockholder Written Consent an information statement, in form and substance required under the DGCL in connection with the Merger and otherwise reasonably satisfactory to Tailwind, which information statement shall include (i) copies of this Agreement and the Registration Statement / Proxy Statement, (ii) the Company Board Recommendation, (iii) a description of any dissenters’ rights of the Company Stockholders available under Section 262 of the DGCL and any other disclosure with respect to dissenters’ rights required by applicable Law and (iv) in accordance with the requirements of Section 228(e) of the DGCL, notice to any Company Stockholder who has not executed and delivered the Company Stockholder Written Consent of the corporate action by those Company Stockholders who did execute the Company Stockholder Written Consent.

Section 5.14             Tailwind Indemnification; Directors’ and Officers’ Insurance.

(a)               Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of each Tailwind Party, as provided in the applicable Tailwind Party’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Tailwind will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, Tailwind shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable Tailwind Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Tailwind Parties’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any Tailwind Party (the “Tailwind D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such Tailwind D&O Person was a director or officer of any Tailwind Party on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b)               Tailwind shall not have any obligation under this Section 5.14 to any Tailwind D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Tailwind D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c)               Tailwind shall purchase, at or prior to the Effective Time, and maintain in effect for a period of six (6) years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Tailwind Parties in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Tailwind Parties’ directors’ and officers’ liability insurance policies in effect as of the date of this Agreement; provided that Tailwind shall not be obligated to pay a premium for such “tail” policy in excess of three-hundred percent (300%) of the most recent policy term premium paid by the Tailwind prior to the date of this Agreement and, in such event, Tailwind shall purchase the maximum coverage available for three-hundred (300%) of the most recent policy term premium paid by Tailwind prior to the date of this Agreement.

(d)               If Tailwind or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Tailwind shall assume all of the obligations set forth in this Section 5.14.

(e)               The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Tailwind.

Section 5.15             Company Indemnification; Directors’ and Officers’ Insurance.

(a)               Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of the Group Companies, as provided in the Group Companies’ Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Tailwind will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, Tailwind shall cause the applicable Group Companies to advance expenses in connection with such indemnification as provided in the Group Companies’ Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Group Companies (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of any Group Company on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b)               None of Tailwind or the Group Companies shall have any obligation under this Section 5.15 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c)               The Company shall purchase, at or prior to the Effective Time, and Tailwind shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies in effect as of the date of this Agreement; provided that none of the Company, Tailwind or any their respective Affiliates shall pay a premium for such “tail” policy in excess of three-hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement and, in such event, the Company or one of its Affiliates shall purchase the maximum coverage available for three-hundred (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(d)               If Tailwind or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Tailwind shall assume all of the obligations set forth in this Section 5.15.

(e)               The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Tailwind.

Section 5.16             Post-Closing Directors and Officers.

(a)               Each of Tailwind and the Company shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Effective Time: (i) the Tailwind Board shall consist of seven (7) directors, which shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of two (2) directors, Class II consisting of two (2) directors and Class III consisting of three (3) directors; (ii) the members of the Tailwind Board are the individuals determined in accordance with Section 5.16(b), Section 5.16(c), Section 5.16(d) and Section 5.16(e) (provided, however, that in the event that any Person or group of Persons entitled to designate a member of the Tailwind Board pursuant to this Section 5.16 fails to provide written notice of such designation prior to the time at which the Registration Statement / Proxy Statement is declared effective, such member of the Tailwind Board shall be designated by agreement of a majority of the other Persons then designated to serve on the Tailwind Board following the Effective Time); (iii) the members of the compensation committee, audit committee and nominating committee of the Tailwind Board are the individuals determined in accordance with Section 5.16(f); and (iv) the officers of Tailwind (the “Officers”) are the individuals determined in accordance with Section 5.16(g).

(b)               Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company shall designate one (1) individual to serve as Class II director on the Tailwind Board and one (1) individual to serve as a Class III director on the Tailwind Board, in each case, immediately after the Effective Time (each, a “Company Designee”). Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company may, by giving Tailwind and the Tailwind Sponsor written notice, replace any Company Designee with any other individual. Notwithstanding the foregoing or anything to the contrary herein, unless otherwise agreed in writing by Tailwind and the Tailwind Sponsor, in no event shall there be any Company Designee that would not qualify as “independent directors” under the listing rules of NYSE immediately after the Effective Time (whether as a result of the replacement of any Company Designee as contemplated by this Section 5.16(b) or otherwise).

(c)               The individual identified on Section 5.16(c) of the Company Disclosure Schedule shall be a director on the Tailwind Board immediately after the Effective Time, with such individual being in the class of directors set forth opposite his or her name (the “Company CEO Designee”). The Company CEO Designee may not be replaced with any individual without the prior written consent of the Company and Tailwind; provided, however, that neither the Company nor Tailwind shall unreasonably withhold, condition or delay its consent to the replacement of the Company CEO Designee with any individual that is hired by the Company as a replacement Chief Executive Officer prior to the Closing as a result of the death, disability or termination of employment for cause by the Company of the initial Company CEO Designee.

(d)               Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Cannae PIPE Investor shall designate one (1) individual to serve as a Class III director on the Tailwind Board immediately after the Effective Time (the “Cannae Designee”). Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Cannae PIPE Investor may, by giving the Company, Tailwind and the Tailwind Sponsor written notice, replace the Cannae Designee with any other individual.

(e)               Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Tailwind Sponsor shall, after reasonably consulting with the Company, designate two (2) individuals to serve as Class I directors on the Tailwind Board and one (1) individual to serve as a Class II director on the Tailwind Board, in each case, immediately after the Effective Time (the “Tailwind Designees”). Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Tailwind Sponsor may, by giving the Company written notice, replace any Tailwind Designee with any other individual and after reasonably consulting with the Company. Notwithstanding the foregoing or anything to the contrary herein, unless otherwise agreed in writing by the Company, in no event shall there be less than two (2) Tailwind Designees that would qualify as “independent directors” under the listing rules of NYSE immediately after the Effective Time.

(f)                Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company shall designate each director that will serve on the compensation committee, the audit committee and the nominating committee of the Tailwind Board immediately after the Effective Time, subject to applicable listing rules of NYSE and applicable Federal Securities Laws.

(g)               The individuals identified on Section 5.16(g) of the Company Disclosure Schedules shall be Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that any such individual identified on Section 5.16(g) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability or otherwise) to serve as an Officer, then, prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company may, with the prior written consent of Tailwind Sponsor (such consent not to be unreasonably withheld, conditioned or delayed), replace such individual with another individual to serve as such Officer and, if the Tailwind Sponsor provides its consent to the replacement of such Officer, then Section 5.16(g) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as an Officer in lieu of, and to serve with the same title as, the individual so replaced.

Section 5.17             Required Financials.

(a)               The Company (i) shall deliver to Tailwind (A) as promptly as reasonably practicable following the date of this Agreement, the Initial Required Financial Statements, and (B) as promptly as practicable following the relevant financial statement or other applicable period, any other Required Closing Financial Statements and (ii) has delivered, as of the date hereof, the 2019 Audited Financial Statements (which are, for the avoidance of doubt, attached as to Section 3.4(a) of the Company Disclosure Schedules).

(b)              The Company Closing Financial Statements will comply with the standards set forth in Section 3.4(b). With respect to the Company Closing Financial Statements (in the case of clause (i)), the Sentar Closing Financial Statements (in the case of clause (ii)) and the RPC Tyche Closing Financial Statements (in the case of clause (iii)):

(i)                 The Company Closing Financial Statements (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) will fairly present, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Group Companies as at the dates thereof and for the periods indicated therein (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material)), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and will contain an unqualified report of the Company’s auditors and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable);

(ii)              The Sentar Closing Financial Statements (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) will fairly present in all material respects the financial position, results of operation, stockholders’ equity and cash flows of Sentar as at the dates thereof and for the periods indicated therein subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and (C) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable); and

(iii)            The RPC Tyche Closing Financial Statements (A) will be prepared in accordance with United Kingdom generally accepted accounting principles (with a reconciliation to GAAP) applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) will fairly present in all material respects the financial position, results of operation, stockholders’ equity and cash flows of RPC Tyche as at the dates thereof and for the periods indicated therein (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material)) and (C) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

(c)               The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Group Companies, Tailwind in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by Tailwind with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.18            Tailwind Incentive Equity Plan. At least one day prior to the Closing Date, the Tailwind Board shall approve and adopt an equity incentive plan, with such terms and conditions set forth on Exhibit I and with any changes or modifications thereto as the Company and Tailwind may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Tailwind, as applicable) (the “Tailwind Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one day prior to the Closing Date, reserving a number of Tailwind Shares for grant thereunder equal to (x) ten percent (10%) of the Tailwind Shares outstanding as of immediately following the Effective Time (including, for the avoidance of doubt, the Tailwind Shares reserved for issuance pursuant to this sentence) plus (y) the number of Rollover Options issued in respect of the Vested Company Options. Subject to, and conditioned upon the occurrence of, the Effective Time, (a) Tailwind shall, effective as of immediately following the Effective Time (in the case of any options to purchase Tailwind Shares) or promptly following the effectiveness of the registration statement on Form S-8 to be filed by Tailwind following the Effective Time with respect to the Tailwind Shares issuable under the Tailwind Incentive Equity Plan (in the case of any other incentive equity awards), grant to the officer of the Group Companies set forth on Section 5.18(a) of the Company Disclosure Schedules the amount of incentive equity awards set forth opposite his or her name, with such incentive equity awards having such terms and conditions agreed to by the Company and Tailwind prior to the Effective Time (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Tailwind), and (b) Tailwind shall, effective as of immediately following the Effective Time (in the case of any options to purchase Tailwind Shares) or promptly following the effectiveness of the registration statement on Form S-8 to be filed by Tailwind following the Effective Time with respect to the Tailwind Shares issuable under the Tailwind Incentive Equity Plan (in the case of any other incentive equity awards), grant to each officer or employee of the Group Companies determined by the Company, after reasonably consulting with Tailwind at least five (5) Business Days prior to the Closing, the amount and type of incentive equity awards so designated in writing by the Company, with such incentive equity awards having such terms and conditions agreed to by the Company and Tailwind at least five (5) Business Days prior to the Effective Time (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Tailwind); provided, however, that (i) each Party acknowledges and agrees that it is not a condition to the Closing or to any Party’s performance of any of its other covenants, agreements or obligations under this Agreement or any Ancillary Document that the Company and Tailwind agree on the terms and conditions of the incentive equity awards pursuant to clause (b), (ii) the grant of incentive equity awards to any officer or employee pursuant to this sentence shall be conditioned upon such officer’s or employee’s continued employment with the Group Companies through the grant date, and (iii) in no event shall the aggregate number of Tailwind Shares subject to any grants pursuant to clause (a) and clause (b) of this sentence exceed 10,000,000 Tailwind Shares.

Section 5.19             FIRPTA Certificates. At or prior to the Closing, the Company shall deliver, or cause to be delivered, to Tailwind a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to Tailwind.

Section 5.20            Company Related Party Transactions. The Company shall take, or cause to be taken, all actions necessary or advisable to terminate at or prior to the Closing all Company Related Party Transactions (other than those set forth on Section 5.20 of the Company Disclosure Schedules) without any further obligations or Liabilities to the Company or any of its Affiliates (including the other Group Companies and, from and after the Effective Time, Tailwind and its Affiliates).

Section 5.21             Pipeline Acquisitions.

(a)               The Company shall, and shall cause the other Group Companies to, (i) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective each Pipeline Acquisition substantially concurrently with the Closing in accordance with the terms of the Sentar Purchase Agreement (in the case of the Sentar Acquisition) or the RPC Tyche Purchase Agreement (in the case of the RPC Tyche Acquisition), as applicable, and the terms of this Section 5.21 (in the case of each Pipeline Purchase Agreement), including (A) satisfying on a timely basis all conditions or contingencies set forth in each Pipeline Purchase Agreement and (B) in connection with the Sentar Acquisition, negotiating, agreeing to and accepting all reasonable foreign ownership control or influence agreements, arrangements, commitments and plans (including all required implementation plans and commitment letters), with the DCSA and executing and delivering, or causing to be executed and delivered, all reasonably required documents, agreements and instruments in connection therewith (including any Company Board resolutions) and providing, or cause to be provided, all information and executing and delivering, or causing to be executed and delivered, all other reasonably required documents, agreements or instruments, in each case, reasonably required or requested by the DCSA in connection with this Agreement, the Sentar Purchase Agreement and the transactions contemplated hereby and thereby (provided, that, in addition to the covenants, agreements and obligations of the Company and its Representatives set forth in Section 5.21(b), neither the Company nor its Representatives shall agree to, accept, implement or execute any such arrangement, commitment, agreement, plan, document or instrument contemplated by this clause (B) without the prior written consent of Tailwind (such consent not to be unreasonably withheld, conditioned or delayed)), (ii) maintain in effect each of the Pipeline Purchase Agreements, (iii) comply with and enforce, as applicable, in all material respects the respective covenants, agreements, obligations and rights of the Group Companies and each other party thereto set forth in Sentar Purchase Agreement (in the case of the Sentar Acquisition) or the RPC Tyche Purchase Agreement (in the case of the RPC Tyche Acquisition), as applicable (including, for the avoidance of doubt, and each of its rights to enforce any covenants, agreements or obligations of any other party(ies) to the Sentar Purchase Agreement or the RPC Tyche Purchase Agreement, as applicable) and (iv) take, or cause to be taken, the actions set forth on Section 5.21(a) of the Company Disclosure Schedules.  The Company shall not, and shall cause the other Group Companies not to, (A) assign or delegate any of its rights under, amend or modify any of the terms or conditions of or waive any of the covenants, agreements, obligations, representations or warranties of any other party under the Sentar Purchase Agreement or the RPC Tyche Purchase Agreement, as applicable (including, for the avoidance of doubt, any conditions or contingencies set forth in either Pipeline Purchase Agreement), in each case, without the prior written consent of Tailwind (such consent not to be unreasonably withheld, conditioned or delayed), or (B) terminate either Pipeline Purchase Agreement without the prior written consent of Tailwind.

(b)               The Company shall keep Tailwind reasonably informed with respect to the status of each of the Pipeline Acquisitions and shall promptly (and in any event within two (2) Business Days thereof) provide written notice to Tailwind of (i) any material development, event or circumstance relating to either Pipeline Acquisition, including any development, event or circumstance that could (individually or together with any other development(s), event(s) or circumstance(s)) reasonably be expected to prevent or materially delay (or has so prevented or materially delayed) the consummation of such Pipeline Acquisition or the transactions contemplated by this Agreement, (ii) upon having knowledge of any material violation, breach or default (or any development, event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material violation, breach or default) by any party to the Sentar Purchase Agreement (in the case of the Sentar Acquisition) or the RPC Tyche Purchase Agreement (in the case of the RPC Tyche Acquisition), and (iii) the receipt of any notice or other communication from any Person with respect to any material dispute or disagreement between or among any parties to the Sentar Purchase Agreement (in the case of the Sentar Acquisition) or the RPC Tyche Purchase Agreement (in the case of the RPC Tyche Acquisition) or any Consent required (or purported to be required) in connection with either Pipeline Purchase Agreement or the transactions contemplated thereby. The Company will, prior to the execution and delivery thereof, provide Tailwind with final forms of each Pipeline Purchase Agreement to be entered into after the date hereof, which will (A) in the case of each such Pipeline Purchase Agreement (other any customary closing certificates or instruments to be delivered in connection with closing thereof), be in substantially the final form made available to Tailwind prior to the date hereof and with such other changes as are agreed to in writing by Tailwind and (B) in the case of any customary closing certificates or instruments to be delivered in connection with the closing thereof, in a form and substance reasonably acceptable to Tailwind. Without limiting the generality of the foregoing, the Company shall promptly inform Tailwind of any communication between any Group Company, any other Person party to any Pipeline Acquisition Agreement or any of their respective Representatives, on the one hand, and any Governmental Entity, on the other hand, relating to the transactions contemplated by either Pipeline Purchase Agreement. The Company shall provide, or cause to be provided, Tailwind and its Representatives a reasonable opportunity to review in advance, and shall consider in good faith the views of Tailwind and its Representatives in connection with, any proposed written communication to any Governmental Entity (including, for the avoidance of doubt, any Consent) relating to the transactions contemplated by either Pipeline Purchase Agreement and each such proposed communication shall be in a form reasonably satisfactory to Tailwind prior to the making, delivery, filing or submission, as applicable, thereof. The Company agrees not to, and shall cause the other Group Companies and its and their respective Representatives not to and shall use reasonable best efforts to cause any other Persons party to any Pipeline Acquisition Agreement and their Representatives not to, participate any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by either Pipeline Purchase Agreement unless any such Person consults with Tailwind and its Representatives in advance and, to the extent not prohibited by such Governmental Entity, gives Tailwind and its Representatives the opportunity to attend and participate in such meeting or discussion.

(c)               Upon the written request by the Company, Tailwind shall reasonably cooperate with the Company in connection with the consummation of each Pipeline Acquisition on the terms and subject to the conditions set forth in the applicable Pipeline Purchase Agreement, including providing information within its possession or otherwise reasonably available regarding Tailwind, its Affiliates, and the stockholders of Tailwind, in each case as may be reasonably necessary for the Company to complete (i) any filings under the HSR Act expressly contemplated and required by either Pipeline Purchase Agreement or (ii) any submissions expressly contemplated and required by the Sentar Purchase Agreement to the DCSA in connection with this Agreement, the Sentar Purchase Agreement and the transactions contemplated hereby and thereby. Notwithstanding the foregoing or anything to the contrary herein, (A) in no event shall Tailwind be required to take any action or to do anything if such action that would require Tailwind, its Affiliates or any of their respective Representatives to incur any costs, expenses or other Liabilities that are not either paid or satisfied and discharged, as applicable, by the Company in full or reimbursed substantially concurrently by the Company in full in connection with the incurrence thereof and (B) none of the Tailwind Parties shall be required to provide, or cause to be provided, any information that it would not otherwise be required to provide under Section 5.3(c) as a result of the last sentence thereof, which sentence shall apply to this Section 5.21(c), mutatis mutandis.

Section 5.22             Tailwind Governing Documents. Subject the Required Tailwind Stockholder Approval being obtained, prior to the Effective Time, Tailwind shall (a) cause the amended and restated certificate of incorporation of Tailwind, substantially in the form attached hereto as Exhibit G (the “Post-Closing Tailwind Certificate of Incorporation”), to be filed with the Secretary of State of Delaware, and (b) adopt the amended and restated bylaws, substantially in the form attached hereto as Exhibit H (the “Post-Closing Tailwind Bylaws”).

Section 5.23             Lock-Up. Each Company Stockholder, upon delivery of a duly executed Letter of Transmittal as provided in Section 2.5, shall be deemed to acknowledge and agree that the Tailwind Shares issued to such Company Stockholder in connection with the Merger shall be subject to the lock-up agreements, covenants and obligations set forth in Section 7.9 of the Post-Closing Tailwind Bylaws.

Section 5.24             Joinder to Investor Rights Agreement. As promptly as practicable following the execution and delivery of this Agreement, the Company shall provide each Company Stockholder that is not a Supporting Company Stockholder with a reasonable opportunity to become party to, and bound by, the Investor Rights Agreement by executing and delivering a joinder agreement thereto (in form and substance reasonably satisfactory to Tailwind); provided, however, that each Party acknowledges and agrees that it is not a condition to the Closing or to any Party’s performance of any of its other covenants, agreements or obligations under this Agreement or any Ancillary Document that any such Company Stockholder enter into any such joinder agreement, and this Section 5.24 shall not affect, modify or otherwise limit any of the other covenants, agreements or obligations of any Party under this Agreement or any Ancillary Document.

Section 5.25             Company Name Change. At least two (2) Business Days prior to the Closing Date, the Company will change its name to “QOMPLX Operations, Inc.”

Section 5.26            PIPE Subscription Agreements. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, (a) Tailwind shall use reasonable best efforts to comply with its obligations, and enforce its rights, under the PIPE Subscription Agreements on the terms and subject to the conditions set forth in this Agreement and the PIPE Subscription Agreements and (b) the Company may cause Tailwind to enforce its right under each PIPE Subscription Agreement on the terms and subject to the conditions set forth in this Agreement and each PIPE Subscription Agreement; provided, however, that (i) Tailwind shall be deemed to have satisfied its obligations under this sentence if the PIPE Financing contemplated by any underlying PIPE Subscription Agreement has been funded or will be funded substantially concurrently with the occurrence of the Closing and (ii) for the avoidance of doubt, any breach, or failure to perform or comply with, any provision of a PIPE Subscription Agreement by a PIPE Investor shall not, in and of itself, be deemed to be a breach of, or failure to perform or comply with, this sentence. Tailwind shall, after having knowledge thereof, give the Company prompt notice of any material breach by any party to any of the PIPE Subscription Agreements and of any termination (or the receipt of any written notice of any alleged or purported termination) of any of the PIPE Subscription Agreements. Tailwind shall not agree to any amendment or modification to, or any waiver of any material provision that requires its agreement under, any of the PIPE Subscription Agreements if such amendment, modification or waiver (A) would reasonably be expected, as the time of such amendment, modification or waiver, to materially delay the occurrence of the Closing, (B) reduces the aggregate amount of the PIPE Financing in any material respect, (C) adds or imposes new material conditions to, or amends in any material respect the existing conditions in a manner that would be reasonably expected to, at the time of such amendment, materially delay the consummation of the PIPE Financing or (D) is materially adverse to the interests of the Company.

Article 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1               Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a)              each applicable waiting period or Consent under the HSR Act shall have expired, been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable;

(b)              no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(c)               the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d)              the Company Stockholder Written Consent shall have been obtained;

(e)              the Required Tailwind Stockholder Approval shall have been obtained;

(f)               Tailwind’s initial listing application with NYSE in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, Tailwind shall satisfy any applicable initial and continuing listing requirements of NYSE, and Tailwind shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the Tailwind Shares (including the Tailwind Shares to be issued hereunder) shall have been approved for listing on NYSE;

(g)              after giving effect to the transactions contemplated hereby (including the PIPE Financing), Tailwind shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time; and

(h)              the Aggregate Transaction Proceeds shall be equal to or greater than $200,000,000.

Section 6.2              Other Conditions to the Obligations of the Tailwind Parties. The obligations of the Tailwind Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Tailwind (on behalf of itself and the other Tailwind Parties) of the following further conditions:

(a)               (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a) and Section 3.8(a)) and the representations and warranties of the Company Stockholder Representative in set forth Section 8.19(e) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.8(a) shall be true and correct in all respects as of the date of this Agreement and the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) and (iv) the representations and warranties of the of the Company set forth in Article 3 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b)               the Company and the Company Stockholder Representative shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company and the Company Stockholder Representative under this Agreement at or prior to the Closing;

(c)               since the date of this Agreement, no Company Material Adverse Effect has occurred;

(d)          (i) the Pipeline Acquisitions shall have been consummated immediately prior to, or will be consummated substantially concurrently with, the Closing and (ii) the Aggregate Pipeline Acquisitions Cash Consideration does not exceed the Pipeline Acquisitions Cash Purchase Price Cap; provided, that, upon the mutual written agreement of Tailwind and the Company, clause (i) of this paragraph shall be deemed satisfied if all of the conditions to closing set forth in the Sentar Purchase Agreement (other than (A) those conditions that by their nature are to be satisfied at closing, but are capable of being satisfied at such time if such closing were to occur, and (B) any conditions that are not satisfied at such time as a result of any requirements or requests of the DCSA in connection with this Agreement, the Sentar Purchase Agreement or the transactions contemplated hereby or thereby (to the extent waivable and subject to Section 5.21));

(e)          at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Tailwind a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to Tailwind; and

(f)           all amounts outstanding under the Bridge Financing Agreement (including the Aggregate Bridge Financing Amount and the Aggregate Bridge Financing Interest Amount) shall have been discharged and satisfied in full substantially concurrently with the Closing, in each case, on the terms and subject to the conditions of the applicable Bridge Financing Agreement.

Section 6.3          Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

(a)           (i) the Tailwind Fundamental Representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) the representations and warranties of the Tailwind Parties (other than the Tailwind Fundamental Representations) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Tailwind Material Adverse Effect;

(b)          the Tailwind Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c)          as of immediately following the Effective Time, the Tailwind Board shall consist of the number of directors, and be comprised of the individuals and classes, determined pursuant to Section 5.16(a)(i) and Section 5.16(a)(ii); and

(d)          at or prior to the Closing, Tailwind shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of Tailwind, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company.

Section 6.4           Frustration of Closing Conditions. Neither the Company nor the Company Stockholder Representative may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s or the Company Stockholder Representative’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a breach of this Agreement. None of the Tailwind Parties may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by a Tailwind Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a breach of this Agreement.

Article 7
TERMINATION

Section 7.1          Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)           by mutual written consent of Tailwind and the Company;

(b)           by Tailwind, if any of the representations or warranties set forth in Article 3 or Section 8.19(e) shall not be true and correct or if the Company or the Company Stockholder Representative has failed to perform any covenant or agreement on the part of the Company or the Company Stockholder Representative set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by Tailwind, and (ii) the Termination Date; provided, however, that none of the Tailwind Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c)           by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if any Tailwind Party has failed to perform any covenant or agreement on the part of such applicable Tailwind Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Tailwind by the Company and (ii) the Termination Date; provided, however, that (A) neither the Company Stockholder Representative nor the Company is then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied and (B) the Cannae PIPE Investor is not then in breach of the Cannae PIPE Subscription Agreement in a manner that has, as of such time, resulted in or would reasonably be expected to result in the condition to Closing set forth in Section 6.1(h) from being satisfied;

(d)          by either Tailwind or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to August 31, 2021 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Tailwind if any Tailwind Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if (A) the Company’s or the Company Stockholder Representative’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date or (B) the Cannae Investor is then in breach of the Cannae PIPE Subscription Agreement in a manner that has, as of such time, resulted in or would reasonably be excepted to result in the condition set forth in Section 6.1(h) from being satisfied;

(e)           by either Tailwind or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;

(f)          by either Tailwind or the Company if the Tailwind Stockholders Meeting has been held (including any adjournment or postponement thereof), has concluded, Tailwind’s stockholders have duly voted and the Required Tailwind Stockholder Approval was not obtained; or

(g)          by Tailwind, if the Company does not deliver, or cause to be delivered to Tailwind, (i) a Transaction Support Agreement duly executed by each Supporting Company Stockholder in accordance with Section 5.13(a) on or prior to the Transaction Support Agreements Deadline or (ii) the Company Stockholder Written Consent in accordance with Section 5.13(b) on or prior to the Company Stockholder Written Consent Deadline.

Section 7.2           Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, (a) this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of Section 5.3(a), this Section 7.2, Article 8 (other than Section 8.1) and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreements, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud.

Article 8
MISCELLANEOUS

Section 8.1           Non-Survival. The representations, warranties, agreements and covenants in this Agreement shall terminate at the Effective Time, except for those covenants and agreements that, by their terms, contemplate performance after the Effective Time.

Section 8.2           Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) Tailwind and the Company prior to Closing and (b) Tailwind, the Tailwind Sponsor and the Company Stockholder Representative after the Closing. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.

Section 8.3           Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by (a) Tailwind and the Company prior to the Closing and (b) Tailwind, the Tailwind Sponsor and the Company Stockholder Representative after the Closing. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	If to any Tailwind Party, to:

c/o Tailwind Acquisition Corp.
1545 Courtney Ave.
Los Angeles, CA 90046
Attention: Matthew Eby
E-mail: [Redacted]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attention:	Jonathan L. Davis, P.C.
Ryan Brissette
E-mail:	jonathan.davis@kirkland.com
ryan.brissette@kirkland.com

If to the Company Stockholder Representative or the Company, to:

c/o QOMPLX, Inc.

1775 Tysons Boulevard, Suite 800
McLean, VA 22102

Attention:	Jason Crabtree
E-mail:	[Redacted]

with a copy (which shall not constitute notice) to:
King & Spalding LLP
1650 Tysons Boulevard, Suite 400
McLean, VA 22102

Attention:	Thomas J. Knox
Daniel R. Kahan
E-mail:	tknox@kslaw.com
dkahan@kslaw.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 8.6           Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and Tailwind shall pay, or cause to be paid, all Unpaid Tailwind Expenses and (b) if the Closing occurs, then Tailwind shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid Tailwind Expenses.

Section 8.7           Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to Tailwind, any documents or other materials posted to the electronic data room located at app.box.com under the project name “Tailwind” as of 5:00 p.m., Eastern Time, at least one (1) Business Day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement); (n) any reference to the “Company” in this Agreement shall mean and refer to the “Surviving Company” from and after the Effective Time; and (o) all references to the “date hereof” mean the date of this Agreement. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8           Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Tailwind Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Tailwind Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Tailwind Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9          Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, Section 5.15, the last sentence of this Section 8.9 and Section 8.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Tailwind Sponsor shall be an express third-party beneficiary of the last sentence of Section 2.6, Section 5.4, Section 5.16(e), Section 5.17, Section 8.2, Section 8.3, this Section 8.9 and Section 8.14. The Cannae PIPE Investor shall be an express third-party beneficiary of Section 5.16(d).

Section 8.10        Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11       Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12       Knowledge of Company; Knowledge of Tailwind. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For all purposes of this Agreement, the phrase “to Tailwind’s knowledge” and “to the knowledge of Tailwind” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the Tailwind Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the Tailwind Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13       No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and without limiting the generality of the foregoing, none of the Representatives of Tailwind or the Company shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter or the transactions contemplated hereby or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein or, for the avoidance of doubt, for claims pursuant to any Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein.

Section 8.14       Extension; Waiver. The Company prior to the Closing and the Tailwind Sponsor after the Closing may (a) extend the time for the performance of any of the obligations or other acts of the Tailwind Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the Tailwind Parties set forth herein or (c) waive compliance by the Tailwind Parties with any of the agreements or conditions set forth herein. Tailwind (prior to the Closing Date) and the Tailwind Sponsor (after the Closing Date), may (i) extend the time for the performance of any of the obligations or other acts of the Company or the Company Stockholder Representative set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company or the Company Stockholder Representative set forth herein or (iii) waive compliance by the Company or the Company Stockholder Representative with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15       Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.15.

Section 8.16      Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17       Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.18       Trust Account Waiver. Reference is made to the final prospectus of Tailwind, filed with the SEC (File No. 333-248113) on September 3, 2020 (the “Prospectus”). The Company acknowledges and agrees and understands that Tailwind has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Tailwind’s public stockholders (including overallotment shares acquired by Tailwind’s underwriters, the “Public Stockholders”), and Tailwind may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Tailwind entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Company Stockholder Representative each hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company, the Company Stockholder Representative or any of their respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Tailwind or any of its Representatives, on the one hand, and, the Company, the Company Stockholder Representative or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company and the Company Stockholder Representative each, on its own behalf and on behalf of its Representatives (including, for the avoidance of doubt, in the case of the Company, its future equityholders, including any equityholders of Sentar or RPC Tyche that would, if the transactions contemplated by the Sentar Purchase Agreement or the RPC Tyche Purchase Agreement, as applicable, become Company Stockholders), hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives (including, for the avoidance of doubt, in the case of the Company, its future equityholders, including any equityholders of Sentar or RPC Tyche that would, if the transactions contemplated by the Sentar Purchase Agreement or the RPC Tyche Purchase Agreement, as applicable, become Company Stockholders) may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with Tailwind or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Tailwind or its Affiliates).

Section 8.19       Company Stockholder Representative.

(a)        Rationem, LLC is hereby appointed, authorized and empowered to act as a representative for the benefit of the Company Stockholders, as the exclusive agent and attorney-in-fact to act on behalf of each Company Stockholder, in connection with and to facilitate the consummation of the transactions contemplated by this Agreement, including pursuant to any Ancillary Documents, which shall include the power and authority:

(i)             to execute and deliver this Agreement and any Ancillary Documents (with such modifications or changes herein or therein as to which the Company Stockholder Representative, in its sole and absolute, discretion, shall have consented) and to agree to such amendments or modifications thereto or to this Agreement as the Company Stockholder Representative, in its sole discretion, may deem necessary or desirable;

(ii)             to execute and deliver such amendments, modifications, waivers and consents in connection with this Agreement, any Ancillary Document or the consummation of the transactions contemplated hereby or thereby as the Company Stockholder Representative, in its sole discretion, may deem necessary or desirable;

(iii)            to enforce and protect the rights and interests of the Company Stockholders and to enforce and protect the rights and interests of the Company Stockholder Representative arising out of or under or in any manner relating to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby, and to take any and all actions which the Company Stockholder Representative believes are necessary or appropriate under this Agreement and/or any Ancillary Document for and on behalf of Company Stockholders (but, in each case, subject to the terms and conditions hereunder and thereunder);

(iv)             to refrain from enforcing any right of any Company Stockholder or the Company Stockholder Representative arising out of or under or in any manner relating to this Agreement or any Ancillary Document or any of the transactions contemplated hereby or thereby; provided, however, that no such failure to act on the part of the Company Stockholder Representative, except as otherwise provided in this Agreement or in any Ancillary Document, shall be deemed a waiver of any such right or interest by any such Company Stockholder or Company Stockholder Representative unless such waiver is in writing signed by the waiving party or by the Company Stockholder Representative, as applicable; and

(v)              to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Company Stockholder Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by this Agreement and all Ancillary Documents on behalf of the Company Stockholders (but, in each, case subject to the terms and conditions hereunder and thereunder).

(b)          Each of the other Parties shall be entitled to rely conclusively, without inquiry, on any document executed or purported to be executed on behalf of any Company Stockholder by the Company Stockholder Representative, and on any other decision, action, omission, consent or instruction taken or purported to be taken on behalf of any Company Stockholder by the Company Stockholder Representative, as fully binding on such Company Stockholder, and each of the other Parties are hereby relieved from any liability to any Person in accordance with the foregoing, all of which shall be legally binding upon the Company Stockholders, and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same. Notice given to the Company Stockholder Representative in accordance with the provisions of this Agreement shall constitute notice to the Company Stockholders for all purposes under this Agreement or, except as otherwise expressly provided therein, any Ancillary Document.

(c)          The grant of authority provided for herein (A) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Company Stockholder, and (B) shall survive the consummation of transactions contemplated by this Agreement. All decisions and actions by the Company Stockholder Representative made in accordance with the authority granted to it hereunder, shall be binding upon all of the Company Stockholder, and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same. Notwithstanding the foregoing, the Company Stockholder Representative may resign as the Company Stockholder Representative at any time by providing written notice to Tailwind, which resignation shall become effective upon appointment of a successor Company Stockholder Representative by the Company Stockholders constituting a majority of the voting power of the Company Shares immediately prior to Effective Time. All power, authority, rights, privileges and obligations conferred in this Agreement to the Company Stockholder Representative shall apply to any successor Company Stockholder Representative.

(d)            By virtue of the adoption of this Agreement and the approval of this Agreement, the Ancillary Documents to which the Company is or will be a party, and the transactions contemplated hereby and thereby, by the Company Stockholders, each Company Stockholder (regardless of whether or not such Company Stockholder votes in favor of the adoption of this Agreement and the approval of this Agreement, Ancillary Documents and the transactions contemplated hereby and thereby, whether at a meeting or by written consent in lieu thereof) shall be deemed to have (i) released the Company Stockholder Representative from, and agreed to indemnify the Stockholder Representative against, liability for any action taken or not taken by the Company Stockholder Representative in its capacity as such Company Stockholder Representative, except for the liability of the Company Stockholder Representative to a Company Stockholder for loss which such Company Stockholder may suffer from fraud committed by the Company Stockholder Representative in carrying out its duties hereunder, and (ii) appointed, as of such approval, the Company Stockholder Representative as such Company Stockholder’s exclusive agent and attorney-in-fact to enter into any agreement in connection with the Agreement, Ancillary Documents and transactions contemplated hereby and thereby, to exercise all or any of the powers, authority and discretion conferred on such Company Stockholder under any such agreement, to give and receive notices on such Company Stockholder’s behalf and to be such Company Stockholder’s exclusive representative with respect to any matter, suit, claim, action or other Proceeding arising with respect to any transaction contemplated by such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or other Proceeding thereunder.

(e)           The Company Stockholder Representative hereby represents and warrants to the Tailwind Parties, in each case, as of the date of this Agreement and as of the Closing, as follows:

(i)               The Company Stockholder Representative is a Delaware limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware;

(ii)               The Company Stockholder Representative has the requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which the Company Stockholder Representative is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary limited liability company action on the part of the Company Stockholder Representative. This Agreement and each Ancillary Document to which the Company Stockholder Representative is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company Stockholder Representative and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company Stockholder Representative (assuming that this Agreement and the Ancillary Documents to which the Company Stockholder Representative is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company Stockholder Representative in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity);

(iii)              No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company Stockholder Representative with respect to the Company Stockholder Representative’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company Stockholder Representative is or will be party or the consummation of the transactions contemplated hereby or thereby; and

(iv)            None of the execution or delivery by the Company Stockholder Representative of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company Stockholder Representative of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (A) result in a violation or breach of any provision of the Company Stockholder Representative’s Governing Documents, (B) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (x) any Contract to which the Company Stockholder Representative is a party or (y) any material Permits of the Company Stockholder Representative, or (C) violate, or constitute a breach under, any Order or applicable Law to which the Company Stockholder Representative or any of its properties or assets are subject or bound, except, in the case of any of clauses (ii) and (iii) above, as would not reasonably be expected to adversely affect the ability of the Company Stockholder Representative to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement or the Ancillary Documents in any material respect.

(v)             There is no Proceeding pending or, to the Company Stockholder Representative’s knowledge, threatened against or involving the Company Stockholder Representative or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Company Stockholder Representative to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement or the Ancillary Documents in any material respect.

(vi)          The Company Stockholder Representative, solely in its capacity as the Company Stockholder Representative, acknowledges, represents, warrants and agrees that (A) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Tailwind Parties and (B) it has been furnished with or given access to such documents and information about the Tailwind Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(vii)           In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company Stockholder Representative, solely in its capacity as the Company Stockholder Representative, has relied solely on its own investigation and analysis and no other representations or warranties of any Tailwind Party or any other Person, either express or implied, and the Company Stockholder Representative, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, none of the Tailwind Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

TAILWIND ACQUISITION CORP.

By:	/s/ Chris Hollod

Name: Chris Hollod
Title: Chief Executive Officer

[Signature Page to Business Combination Agreement]

COMPASS MERGER SUB, INC.

By:	/s/ Philip Krim
Name: Philip Krim
Title: President

[Signature Page to Business Combination Agreement]

QOMPLX, INC.

By:	/s/ Jason Crabtree
Name: Jason Crabtree
Title: Chief Executive Officer

[Signature Page to Business Combination Agreement]

RATIONEM, LLC

By:	/s/ Jason Crabtree
Name: Jason Crabtree
Title: Chief Executive Officer

[Signature Page to Business Combination Agreement]

Annex A-1

Other PIPE Investors

Annex A-2

Bridge Investors

Annex B

Supporting Company Stockholders

Exhibit A-1
FORM OF CANNAE PIPE SUBSCRIPTION AGREEMENT

(see attached)

Exhibit A-1 to the Business Combination Agreement

Exhibit A-2
FORM OF OTHER PIPE SUBSCRIPTION AGREEMENT

(see attached)

Exhibit A-2 to the Business Combination Agreement

2

Exhibit A-3
FORM OF BRIDGE FINANCING AGREEMENT

(see attached)

Exhibit A-3 to the Business Combination Agreement

3

Exhibit B
FORM OF INVESTOR RIGHTS AGREEMENT

(see attached)

Exhibit B to the Business Combination Agreement

4

Exhibit C
FORM OF TRANSACTION SUPPORT AGREEMENT

(see attached)

Exhibit C to the Business Combination Agreement

5

Exhibit D
FORM OF LETTER OF TRANSMITTAL

(see attached)

Exhibit D to the Business Combination Agreement

6

Exhibit E
RPC TYCHE PURCHASE AGREEMENT

(see attached)

Exhibit E to the Business Combination Agreement

7

Exhibit F
SENTAR PURCHASE AGREEMENT

(see attached)

Exhibit F to the Business Combination Agreement

8

Exhibit G
FORM OF POST-CLOSING TAILWIND CERTIFICATE OF INCORPORATION

(see attached)

Exhibit G to the Business Combination Agreement

9

Exhibit H
FORM OF POST-CLOSING TAILWIND BYLAWS

(see attached)

Exhibit H to the Business Combination Agreement

10

Exhibit I
FORM OF INCENTIVE EQUITY PLAN

(see attached)

Exhibit I to the Business Combination Agreement

11